Exhibit 3.1

BC No. 524407

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

Incorporated the 13th day of December, 2002

under the International Business Companies Act

(CAP. 291)

Amended and Restated on the 29th day of November, 2011

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

MEMORANDUM OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

NAME

1.	The Name of the Company is Michael Kors Holdings Limited.

REGISTERED OFFICE

2.	The registered office of the Company will be located at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

REGISTERED AGENT

3.	The registered agent of the Company will be Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

GENERAL OBJECTS AND POWERS

4.	(a)	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other Law of the British Virgin Islands.

(b)	Without limiting the foregoing, the powers of the Company include the power to do the following:

(i)	grant options over unissued shares in the Company and treasury shares;

(ii)	issue securities that are convertible into shares;

(iii)	give financial assistance to any person in connection with the acquisition of the Company’s own shares;

(iv)	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(v)	guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(vi)	protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

EXCLUSIONS

5.	(a)	The Company may not:

(i)	carry on business with persons resident in the British Virgin Islands;

(ii)	own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph 5(b)(v) of subclause 5(b);

(iii)	carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(iv)	carry on business as an insurance or re-insurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(v)	carry on business of company management, unless it is licensed under the Company Management Act, 1990; or

(vi)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

(b)	For purposes of paragraph 5(a)(i) of subclause 5(a), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if:

(i)	it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

(ii)	it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

3

(iii)	it prepares or maintains books and records within the British Virgin Islands;

(iv)	it holds, within the British Virgin Islands, meetings of its directors or members;

(v)	it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

(vi)	it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Act; or

(vii)	shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Act.

LIMITATION OF LIABILITY

6.	The Company is a company limited by shares. The liability of each member is limited to:

(a)	the amount from time to time unpaid on that member’s shares;

(b)	any liability expressly provided for in this Memorandum or the Articles; and

(c)	any liability to repay a distribution pursuant to section 58(1) of the Act.

CURRENCY

7.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

8.	The Company shall have no authorised capital.

CLASSES, NUMBER AND PAR VALUE OF SHARES

9.	The Company is authorised to issue a maximum of 660,856,853 shares, comprised of the following two classes of shares in one or more series each:

(a)	10,856,853 preference shares of no par value each (the “Preference Shares”); and

(b)	650,000,000 ordinary shares of no par value each (the “Ordinary Shares”).

4

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF PREFERENCE SHARES

10.	Ranking. The Preference Shares shall, with respect to dividend rights, rights on other distributions and rights upon liquidation, winding up or dissolution, rank (a) senior to the Ordinary Shares and any other class or series of ordinary, preference or other shares or Equity Securities of the Company now or hereafter authorized (such Equity Securities, “Junior Securities”) and (b) junior to any indebtedness now or hereafter incurred by the Company.

11.	Dividends.

(a)	Subject to clause 11(c) below, if the Company declares and pays any dividends on the Ordinary Shares, then, in that event, holders of Preference Shares shall be entitled to share in such dividends on a pro rata basis, as if their Preference Shares had been converted into Ordinary Shares pursuant to clause 13 below immediately prior to the record date for determining the holders of Ordinary Shares eligible to receive such dividends.

(b)	If the Company does not consummate a Qualified IPO within 18 months after the Closing (“IPO Dividend Date”), the Board of Directors shall (subject to the Company’s compliance with the provisions of the Act and the Articles) declare and the holders of Preference Shares shall receive, in addition to the dividends described in clause 11(a), dividends at an annual rate equal to 10% of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, which shall accrue on a daily basis from the IPO Dividend Date, whether or not declared by the Board of Directors, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date) (each such date, a “Dividend Payment Date”). Unless otherwise specified in a resolution of directors, accrued and unpaid dividends shall compound and be added to the Accreted Value in effect immediately prior to each Dividend Payment Date; provided, that, in lieu thereof, such accrued and unpaid dividends may (i) be paid to the holders of Preference Shares in cash or (ii) be paid in cash or compound and be added to the Accreted Value in any combination thereof, in each case as specified in a resolution of directors.

(c)

The Company shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Junior Securities unless and until (i) all accrued and unpaid dividends on the Preference Shares have been paid in full and (ii) prior to the IPO Dividend Date, the affirmative vote or written consent of the holders of a majority of the then outstanding Preference

5

Shares, voting as a separate class, shall have been received; provided, however, that the foregoing limitation shall not apply to any:

(i)	redemption, purchase or other acquisition of Junior Securities in connection with any put or call post-termination rights in any employment contract, benefit plan or other similar arrangement with one or more employees, officers, directors or consultants of the Company or any of its subsidiaries;

(ii)	exchange, redemption, reclassification or conversion of any class or series of Junior Securities for any class or series of Junior Securities; or

(iii)	purchase of fractional interests in any Junior Securities under the conversion or exchange provisions of such Junior Securities or the security being converted or exchanged, or in connection with any combination or reclassification of Junior Securities.

12.	Liquidation Event and Company Sale.

(a)	Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and before any distribution or payment shall be made to holders of any Junior Securities, each holder of Preference Shares shall be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per Preference Share in cash equal to the greater of (i) the sum of (x) the Accreted Value, plus (y) any unpaid dividends on such Preference Share that have accrued since the last Dividend Payment Date through the date of such Liquidation Event or (ii) the aggregate amount payable in such Liquidation Event with respect to the number of Ordinary Shares into which such Preference Share is convertible immediately prior to such Liquidation Event (assuming the conversion of all such Preference Shares in accordance with clause 13) (the greater of subclause (i) or subclause (ii), the “Liquidation Preference”). Holders of Preference Shares shall not be entitled to any other amounts from the Company after they have received the full amounts provided for in this clause 12(a) and will have no right or claim to any of the Company’s remaining assets. If the assets of the Company or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Preference Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on the Preference Shares if all amounts payable thereon were paid in full.

(b)	Company Sale. No Company Sale shall be consummated unless, prior to any distribution or payment being made to holders of any Junior

6

Securities, each holder of Preference Shares shall be entitled to receive an amount per Preference Share equal to the greater of (i) the sum of (x) the Accreted Value of such Preference Share plus (y) any unpaid dividends on such Preference Share that have accrued since the last Dividend Payment Date through the date of such Company Sale or (ii) the aggregate amount of consideration payable in such Company Sale with respect to the number of Ordinary Shares into which such Preference Share is convertible immediately prior to such Company Sale (assuming the conversion of all such Preference Shares in accordance with clause 13) (the greater of subclause (i) or subclause (ii), the “Sale Payment”). The Sale Payment shall be paid in the same form of consideration and proportion (i.e., in cash and/or other consideration) paid in such Company Sale on the closing date of such Company Sale; provided, however, if such Company Sale is entered into prior to the three year anniversary of the Closing, then the consideration payable to each holder of Preference Shares shall be payable either (i) solely in cash or Liquid Securities, or (ii) solely to the extent holders of Ordinary Shares are receiving securities, other than Liquid Securities in such Company Sale, then each holder of Preference Shares shall have the option of receiving non-Liquid Securities of either the same class received by holders of Ordinary Shares or in the form of Acceptable Securities. The value of any non-cash consideration to be delivered to the holders of Preference Shares in a Company Sale shall be the fair market value of such non-cash consideration (as determined by an independent appraiser selected in good faith by the Board of Directors). Upon receipt of the full amounts provided for in this clause 12(b), the Preference Shares shall be automatically cancelled and the holders of Preference Shares shall not be entitled to any other amounts. If the assets of the Company or proceeds thereof are not sufficient to pay in full the aggregate Sale Payment payable on the Preference Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on the Preference Shares if all amounts payable thereon were paid in full.

(c)	Notice. Written notice of a Liquidation Event or a Company Sale stating a payment or payments and the place where such payment or payments shall be payable shall be mailed not less than ten (10) days prior to the earliest payment date stated therein to each holder of Preference Shares at such holder’s address as it appears on the transfer books of the Company.

13.	Conversion.

(a)

Optional Conversion. Each holder of Preference Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this clause 13, any or all of such holder’s Preference Shares into such number of fully paid and non-assessable Ordinary Shares as is equal to the product of (i) the number of Preference Shares being so converted, multiplied by (ii) the quotient of (x) the

7

Accreted Value, divided by (y) the Preference Share Issue Amount, subject to adjustment as provided in clause 13(f) below (such price in subclause (y), the “Conversion Price” and such quotient in subclause (f)(ii), the “Conversion Ratio”). At the option of the Company, any accrued and unpaid dividends as of the date of conversion in respect of the Preference Shares being converted shall (i) be added to the Accreted Value, (ii) be paid in cash to the holder of such Preference Shares or (iii) be paid in cash or added to the Accreted Value in any combination thereof. For the avoidance of doubt, for purposes of calculating the Conversion Ratio, the Accreted Value of the Preference Shares that are being converted shall include the amount of any dividends which have been accreted, compounded and added to the Preference Share Issue Amount pursuant to clause (b) of the definition of “Accreted Value” through the last Dividend Payment Date. Such conversion right shall be exercised by the surrender of certificate(s) evidencing the Preference Shares to be converted to the Company at any time during usual business hours at its principal place of business (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of Preference Shares), accompanied by written notice that the holder elects to convert such Preference Shares and specifying the name or names (with address) in which a certificate or certificates for Ordinary Shares are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to clause 13(l) below. All certificates evidencing Preference Shares surrendered for conversion shall be delivered to the Company for cancellation and cancelled by it. As promptly as practicable after the surrender of any Preference Shares, the Company shall (subject to compliance with the applicable provisions of federal and state securities Laws) deliver to the holder of such Preference Shares so surrendered, certificate(s) evidencing the number of fully paid and non-assessable Ordinary Shares into which such Preference Shares are entitled to be converted. Upon registration in the register of members of the Company (which shall be subject to surrender of such share certificates) to reflect the conversion, the person in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion shall be the holder of record of such Ordinary Shares on such date, notwithstanding that the certificates evidencing such Ordinary Shares shall not then be actually delivered to such person.

(b)	Automatic Conversion.

(i)

Upon the earlier of (x) immediately prior to the consummation of a Qualified IPO and (y) the receipt of the approval of the holders of 66 2/3% of the then outstanding Preference Shares (each an (“Automatic Conversion Date”), all of the Preference Shares shall be automatically converted into the number of fully paid and non-

8

assessable Ordinary Shares equal to the product of (1) the number of Preference Shares being converted, multiplied by (2) the Conversion Ratio calculated as of the date of such automatic conversion and the register of members of the Company shall be updated to reflect the conversion. At the option of the Company, any accrued and unpaid dividends as of the Automatic Conversion Date in respect to the Preference Shares being converted shall (i) be added to the Accreted Value, (ii) be paid in cash to the holder of such Preference Shares or (iii) be paid in cash or added to the Accreted Value in any combination thereof. For the avoidance of doubt, for purposes of calculating the Conversion Ratio in connection with any automatic conversion, the Accreted Value of the Preference Shares that are being converted shall include the amount of any dividends which have been accreted, compounded and added to the Preference Share Issue Amount pursuant to clause (b) of the definition of “Accreted Value” through the last Dividend Payment Date.

(ii)	Immediately upon conversion as provided in clause 13(b)(i), each holder of Preference Shares shall be registered in the Company’s register of members as the holder of record of the Ordinary Shares issuable upon conversion of such holder’s Preference Shares, notwithstanding that certificates evidencing the Ordinary Shares shall not then actually be delivered to such person. Upon written notice and instructions from the Company, each holder of Preference Shares so converted shall promptly surrender to the Company at its principal place of business (or at such other office or agency of the Company as the Company may designate by such notice to the holders of Preference Shares) certificates representing the Preference Shares so converted. As promptly as practicable after such conversion, the Company shall deliver to the holder of such Preference Shares so surrendered, certificate(s) evidencing the number of fully paid and non-assessable Ordinary Shares into which such Preference Shares are entitled to be converted.

(c)	Conversion mechanics.

(i)	All conversions of Preference Shares to Ordinary Shares pursuant to this clause 13 shall be effected by the Company by way of repurchase by the Company of the Preference Shares in consideration for the simultaneous issue of Ordinary Shares, credited as fully paid.

(ii)

Any conversion of Preference Shares to Ordinary Shares pursuant to this clause 13 shall be deemed to be effected (a) in the event of a voluntary conversion pursuant to clause 13(a), at the time that the registrar of the Company registers the conversion in the Company’s

9

register of members following written notice of the conversion having been provided to the registrar of the Company and (b) in the event of an automatic conversion of all of Preference pursuant to clause 13(b), at the time that the registrar of the Company registers the conversion in the Company’s register of members which time shall be the Automatic Conversion Date.

(d)	Termination of Rights. On the date of an optional conversion pursuant to clause 13(a) or of an automatic conversion pursuant to clause 13(b)(i), all rights with respect to the Preference Shares so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Shares into which such Preference Shares have been converted, and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares. No holder of Preference Shares whose Preference Shares have been converted pursuant to clause 13(a) or clause 13(b)(i) shall be entitled to any further accrual of dividends in respect of such converted Preference Shares.

(e)	No Fractional Shares. No fractional shares or securities representing fractional Ordinary Shares shall be issued upon conversion of the Preference Shares. Any fractional interest in Ordinary Shares resulting from conversion of the Preference Shares shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the fair market value per Ordinary Share as determined by the Board of Directors in good faith. If more than one certificate evidencing Preference Shares is surrendered for conversion at one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Preference Shares so surrendered for conversion.

(f)	Antidilution Adjustments. The Conversion Price and the Conversion Ratio shall be subject to adjustment as follows:

(i)

Division or Combination of Ordinary Shares. In the event that the Company shall at any time or from time to time, prior to conversion of Preference Shares effect a division or combination of shares in respect of the outstanding Ordinary Shares, then, and in each such case, the Conversion Price and/or the Conversion Ratio in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Preference Share thereafter surrendered for conversion shall be entitled to receive the number of Ordinary Shares that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Preference Share been converted immediately prior to the occurrence of such event. An adjustment made

10

pursuant to this clause 13(f)(i) shall become effective retroactively to the close of business on the day upon which such corporate action becomes effective. No adjustments shall be made under this Section 13(f) in respect of any dividends (or any other distribution) paid in accordance with clause 11.

(ii)	Certain Dilutive Issuances of Ordinary Shares or Ordinary Share Equivalents.

(A)

If the Company shall at any time or from time to time prior to conversion of Preference Shares, issue or sell any Ordinary Shares or any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or such security or obligation (“Ordinary Share Equivalents”) at a price per Ordinary Share (the “New Issue Price”) that is less than the Conversion Price as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the New Issue Price, in the case of the issuance of any Ordinary Share Equivalent, as equal to (A) the sum of the price for such Ordinary Share Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Ordinary Share Equivalent, divided by (B) the number of Ordinary Shares initially underlying such Ordinary Share Equivalent) (other than (1) issuances or sales of Ordinary Shares for which an adjustment is made in connection with a division or combination or reclassification of Ordinary Shares pursuant to clause 13(f)(i) and (2) issuances in connection with an Excluded Transaction), then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date by a fraction (i) the numerator of which shall be the sum of (1) the number of outstanding Ordinary Shares (assuming the conversion, exchange and exercise of all Ordinary Share Equivalents) on the Relevant Date, plus (2) the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of such additional Ordinary Shares so issued would purchase at the Conversion Price on the Relevant Date (or, in the case of Ordinary Share Equivalents, the number of Ordinary Shares which the aggregate consideration received by the Company upon the issuance of such Ordinary Share Equivalents and receivable

11

by the Company upon the conversion, exchange or exercise of such Ordinary Share Equivalents would purchase at the Conversion Price on the Relevant Date) and (ii) the denominator of which shall be the sum of the number of outstanding Ordinary Shares (assuming the conversion, exchange and exercise of all Ordinary Share Equivalents) on the Relevant Date, plus the number of additional Ordinary Shares issued or to be issued (or, in the case of Ordinary Share Equivalents, the maximum number of Ordinary Shares into which such Ordinary Share Equivalents initially may convert, exchange or be exercised).

(B)	Such adjustment shall be made whenever such Ordinary Shares or Ordinary Share Equivalents are issued, and shall become effective retroactively (A) in the case of an issuance to the members, as such, to a date immediately following the close of business on the record date for the determination of members entitled to receive such Ordinary Shares or Ordinary Share Equivalents and (B) in all other cases, on the date of such issuance (the “Issue Date”); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this clause 13(f)(ii) shall only be made upon the issuance of such Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

(C)	In case at any time any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any placement agent fees, any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined in good faith by the Board of Directors.

12

(D)	If any Ordinary Share Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this clause 13(f)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Ordinary Share Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional Ordinary Shares corresponding to such Ordinary Share Equivalents as shall have expired or terminated, (B) treat the additional Ordinary Shares, if any, actually issued or issuable pursuant to the previous exercise of such Ordinary Share Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Ordinary Share Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(iii)	Other Changes. In case the Company at any time or from time to time, prior to the conversion of Preference Shares, shall take any action affecting the Ordinary Shares similar to or having an effect similar to any of the actions described in any of clauses 13(f)(i) or (ii) above or clause 13(i) below (but not including any action described in any such clause) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price or the Conversion Ratio as a result of such action, then, and in each such case, the Conversion Price or the Conversion Ratio (as applicable) shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of Preference Shares).

(iv)	No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this clause 13(f) need be made to the Conversion Price or the Conversion Ratio if the Company receives written notice from holders of a majority of the then outstanding Preference Shares that no such adjustment is required.

(g)

Abandonment. If the Company shall take a record of the holders of Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to such holders legally abandon its plan to pay or deliver such dividend or

13

distribution, then no adjustment in the Conversion Price or the Conversion Ratio shall be required by reason of the taking of such record.

(h)	Certificate as to Adjustments. Upon any adjustment in the Conversion Price or the Conversion Ratio, the Company shall within a reasonable period (not to exceed twenty (20) Business Days) following any of the foregoing transactions deliver to each holder of Preference Shares a certificate, signed by the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price or Conversion Ratio then in effect following such adjustment.

(i)	Reorganization; Reclassification. In case of any merger or consolidation of the Company (other than a Company Sale) or any capital reorganization, reclassification or other change of outstanding Ordinary Shares (other than (i) a change in par value, or from par value to no par value, or from no par value to par value or (ii) a transaction for which an adjustment is made in connection with clause 13(f)(i) or clause 13(f)(ii)) in each case as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (each, a “Transaction”), then, at the effective time of the Transaction, the right to convert each Preference Share shall be changed into a right to convert such Preference Share into the kind and amount of shares of stock, other securities or other property or assets that a holder of Preference Shares would have received in respect of the Ordinary Shares issuable upon conversion of such Preference Shares immediately prior to such Transaction. In the event that holders of Ordinary Shares have the opportunity to elect the form of consideration to be received in the Transaction, the Company shall make adequate provision whereby the holders of Preference Shares shall have a reasonable opportunity to determine the form of consideration into which all of the Preference Shares, treated as a single class, shall be convertible from and after the effective date of the Transaction.

(j)

Notices. In the event (i) that the Company authorizes the granting to the holders of Ordinary Shares rights or warrants to subscribe for or purchase any shares of Equity Securities of any class or of any other rights or warrants, (ii) of any Transaction, or (iii) of a Qualified IPO or a Company Sale, then the Company shall mail to each holder of Preference Shares at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are

14

to be determined, or (B) the date on which such Transaction, Qualified IPO or Company Sale is expected to become effective and, if applicable, the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for shares of stock or other securities or property or cash deliverable upon such Transaction, Qualified IPO or Company Sale.

(k)	Reservation of Ordinary Shares. The Company shall at all times reserve and keep available for issuance upon the conversion of Preference Shares, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of all outstanding Preference Shares, and shall take all action to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized but unissued Ordinary Shares to permit such reservation or to permit the conversion of all outstanding Preference Shares; provided, that the holders of Preference Shares vote such Preference Shares in favor of any such action that requires a vote of members.

(l)	No Conversion Tax or Charge. The issuance or delivery of certificates for Ordinary Shares upon the conversion of Preference Shares shall be made without charge to the converting holder of Preference Shares for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities evidenced thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of applicable securities Laws) in such names as may be directed by, the holders of the Preference Shares converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Preference Shares converted, and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

14.	Redemption. Subject to this Memorandum and the Articles, the Preference Shares shall, only with the consent of the holder thereof, be subject to redemption, purchase or acquisition by the Company for fair value.

15.

Voting Rights. In addition to the voting rights to which the holders of Preference Shares are entitled under or granted by Law, each holder of Preference Shares shall be entitled to notice of any members’ meeting in accordance with this Memorandum and the Articles and shall be entitled to vote, on all matters with respect to which the issued and outstanding Ordinary Shares may be voted, the number of votes equal to the number of Ordinary Shares into which such holder’s Preference Shares could be converted on the record date for determination of the holders of Ordinary Shares entitled to vote on such matters, or, if no such record

15

date is established, on the date such vote is taken or any written consent of holders of Ordinary Shares is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

16.	Springing Board Seat. If a Qualified IPO is not consummated on or prior to March 31, 2012, the holders of Preference Shares, as a class, shall have the right to designate, by approval of holders of a majority of the outstanding Ordinary Shares held by such holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares), one member of the Board of Directors (or similar body, including any committee that acts on behalf of the Board pursuant to an express delegation of the Board of Director’s powers) until immediately prior to the consummation of a Qualified IPO; provided that if the holders of Preference Shares, as a class, are unable to attain the approval of a majority of the outstanding Ordinary Shares held by the holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares) to designate such member to the Board of Directors (or similar body, including any executive committee that acts on behalf of the Board of Directors pursuant to an express or implied delegation of the Board of Directors’ powers), then within 14 days of March 31, 2012, the holder of the largest number of Preference Shares shall have the right in its sole discretion to designate such member to the Board of Directors on behalf of the holders of Preference Shares.

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF ORDINARY SHARES

17.	Dividends. Subject to this Memorandum, including clauses 10 and 11 herein, the Articles and the prior rights of holders of classes of Equity Securities of the Company having prior rights as to dividends, the holders of Ordinary Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

18.	Liquidation. Subject to this Memorandum, including clause 12(a) herein, the Articles and the prior rights of holders of classes of Equity Securities of the Company having prior rights as to a Liquidation Event, upon the occurrence of a Liquidation Event each holder of Ordinary Shares shall be entitled to receive a distribution in respect of its Ordinary Shares from the remaining assets of the Company or the proceeds of such Liquidation Event legally available for distribution, in an amount equal to the aggregate amount of such assets or proceeds available for distribution to all holders of Ordinary Shares, multiplied by the quotient of (i) the number of Ordinary Shares held by such holder as of such time, divided by (ii) the total number of Ordinary Shares issued and outstanding as of such time.

19.

Redemption. Subject to this Memorandum and the Articles, Ordinary Shares shall be subject to redemption, purchase or acquisition by the Company for fair value following a resolution of directors only with the consent of the holder

16

thereof, except as specified in the terms of the applicable class or series of shares or as permitted by the Act.

20.	Voting Rights.

(a)	Each holder of Ordinary Shares shall be entitled to notice of any meeting of members and shall be entitled to vote upon such matters and in such manner as provided in this Memorandum and the Articles.

(b)	Subject to clause 16 above, until all of the Preference Shares are converted into Ordinary Shares and/or are redeemed or repurchased by the Company, the holders of Ordinary Shares shall at all times vote together as one class with the holders of Preference Shares on all matters submitted to a vote of the members. Members holding Ordinary Shares that were not previously converted from Preference Shares to such Ordinary Shares in accordance with the conversion rights of this Memorandum shall not have a right to vote in relation to the matters referred to in clause 16 above. Notwithstanding the foregoing, it is understood that, after all of the Preference Shares are converted into Ordinary Shares and/or are redeemed or repurchased by the Company, any new class of shares created and authorized pursuant to clauses 28, 31 and 32 below (any such class, a “New Class of Shares” and the shares of any such class, the “New Shares”) shall have such voting and other powers as are fixed by the Board of Directors in the resolution of directors establishing such New Class of Shares, which may include, without limitation, the ability to vote together as one class with the holders of Ordinary Shares on all matters submitted to a vote of the members.

(c)	Each holder of Ordinary Shares shall be entitled to one (1) vote for each Ordinary Share held as of the applicable date on any matter that is submitted to a vote of the members.

21.	Equal Status. Ordinary Shares shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to all matters.

VARIATION OF RIGHTS

22.	The rights attached to any class of shares may be varied, whether or not the Company is being wound up, only by a resolution passed at a meeting by the holders of more than 50 percent of the issued shares of that class of shares and the holders of more than 50 percent of the issued shares of any other class of shares that would be adversely affected by such variation.

RIGHTS NOT VARIED BY THE ISSUANCE OF SHARES PARI PASSU OR SUPERIOR

23.	The rights conferred upon the holders of shares of any class shall not, unless otherwise expressly provided by the terms of the shares of that class, be deemed

17

to be varied, and clause 22 above shall not be implicated, by the creation or issuance of any other class of shares ranking pari passu therewith or superior thereto.

REGISTERED SHARES

24.	Shares may be issued as registered shares only.

25.	Registered shares shall not be exchanged for bearer shares.

26.	Prior to the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares into Ordinary Shares, the issue of shares is subject to the Preemptive Rights Restrictions (as set out in the Schedule to this Memorandum entitled “Preemptive Rights,” and which forms part of this Memorandum).

TRANSFER OF REGISTERED SHARES

27.	Registered shares in the Company may be transferred subject to the provisions relating to the transfer of shares set forth in the Articles and, prior to the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares into Ordinary Shares, the Share Transfer Restrictions.

AMENDMENT OF MEMORANDUM AND ARTICLES

28.	(a)	Subject to clauses 22, 32 and 34 herein, and subject to the Consent Rights Matters of the Articles prior to the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares into Ordinary Shares, the Company may amend this Memorandum and the Articles by a resolution of members or by a resolution of directors, save that no amendment may be made by resolution of directors:

(i)	to restrict the rights or powers of the members to amend this Memorandum or the Articles;

(ii)	to change the percentage of members required to pass a resolution of members to amend this Memorandum or the Articles;

(iii)	in circumstances where, pursuant to the Act, this Memorandum or the Articles cannot be amended by the members; or

(iv)	to clauses 10 through 23 or this clause 28.

(b)	Notwithstanding clause 28(a), the Board of Directors may act by itself at any time, subject to any applicable filing requirements of the Registrar, to remove any provisions and/or definitions from this Memorandum or the Articles that relate to a class or series of shares that has ceased to be outstanding.

18

29.	Notwithstanding any other provisions of this Memorandum or the Articles, the affirmative vote of the holders of at least 75% of the voting power of the shares of the then outstanding voting shares of the Company, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with the definition of “resolution of members” in the Articles, Regulations 49, 68, 70, 71, 72, 74, 75, 76, 77 and 79 of the Articles and this clause 29.

30.	Any amendment to this Memorandum or the Articles will take effect upon the registration by the Registrar of a notice of such amendment following the filing thereof by the registered agent of the Company.

31.	Nothing in this Memorandum or the Articles shall preclude the Board of Directors from amending this Memorandum for the purpose of creating New Classes of Shares in accordance with this Memorandum and the Articles, provided that clauses 10 through 21 above are not amended other than as contemplated by clauses 22 and/or 37 herein.

32.	Following the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares into Ordinary Shares, one or more New Classes of Shares may be created and authorized from time to time by the Board of Directors by way of a resolution of directors, without obtaining the consent of any member or class of members. For this purpose, additional clauses may be inserted into this Memorandum that shall specify the voting and other powers (if any) attaching to any New Class of Shares, and the preferences and any relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Except as otherwise provided in this Memorandum or the Articles, New Shares may be issued from time to time at such prices and on such terms as the Board of Directors deems advisable. The holders of Ordinary Shares shall have voting rights with respect to their Ordinary Shares as provided in this Memorandum and the Articles and shall have the rights with respect to distributions from the Company as are set forth herein. The number of Ordinary Shares of each member as of any given time shall be set forth in the Company’s register of members, as it may be updated from time to time in accordance with this Memorandum and the Articles. Subject to the provisions of this Memorandum and the Articles, upon the issuance of New Shares to any person, the Board of Directors may, by resolution of directors, admit such person as a member (an “Additional Member”), and such Additional Member shall be treated as a member for all purposes under this Memorandum, the Articles and any applicable Law. The number of New Shares of each Additional Member, as of any given time, shall be set forth in the Company’s register of members.

33.	The authority of the Board of Directors with respect to the establishment of the powers, preferences and relative, participating, optional and other special rights of any New Class of Shares, and the qualifications, limitations or restrictions thereof, shall include, but not be limited to, the determination or fixing of the following:

19

(a)	the dividend rate of such New Class of Shares, the conditions and dates upon which such dividends will be payable, the relation that such dividends will bear to the dividends payable on any other class of shares and whether such dividends shall be cumulative or non-cumulative;

(b)	whether the New Shares will be subject to redemption for cash, property or rights, including securities of the Company or of any other corporation, by the Company at the option of either the Company or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;

(c)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

(d)	whether or not the New Shares will be convertible into, or exchangeable for, at the option of either the holder or the Company or upon the happening of a specified event, shares of any other class of shares, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

(e)	the restrictions, if any, on the issue or reissue of any New Shares;

(f)	the provisions as to voting (which may be one or more votes per share or a fraction of a vote per share) and the number of votes of the New Shares relative to the Ordinary Shares and any other class of shares), optional and/or other special rights and preferences, if any, and whether the New Shares shall vote separately from other classes of shares; and

(g)	the rights of the holders of the New Shares upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

34.	Following the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares into Ordinary Shares, the Company may, by resolution of directors, pursuant to clause 32 above, make such modifications to this Memorandum and the Articles as are necessary to admit Additional Members following the creation, authorization and issuance of a New Class of Shares pursuant to clause 32 above. The Company shall notify all members after any such amendment has taken effect.

35.	Except as may otherwise be provided from time to time in this Memorandum or by applicable Law, no holder of any New Shares, as such, shall be entitled to any voting powers in respect thereof.

36.

If any class of the Company’s shares shall be entitled to more or less than one vote for any share on any matter, every reference in this Memorandum and in any relevant provision of Law to a majority or other proportion of shares shall refer to

20

such majority or other proportion of the votes attached to such class of shares or if such class of shares votes together with another class of shares, the majority or other proportion of the votes attached to such classes of shares.

37.	For the avoidance of doubt, if there exists more than one class of shares of the Company, then the approval contemplated by clause 22 above shall be required in order to amend the wording of clauses 10 through 21 above and of any additional clauses that may be inserted into this Memorandum specifying the voting and other powers (if any) attaching to any New Class of Shares, and the preferences and any relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof.

DEFINITIONS

38.	Words used in this Memorandum and not defined herein shall have the respective meanings ascribed to them in the Articles.

[remainder of page left intentionally blank]

21

We, Offshore Incorporations Limited, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the Laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 1st day of July, 2002.

SUBSCRIBER	Offshore Incorporations Limited

(Sd.) E.T. POWELL
Authorised Signatory

in the presence of: WITNESS
(Sd.) Fandy Tsoi
9/F Ruttonjee House
11 Duddell Street, Central
Hong Kong
Production Supervisor

SCHEDULE

Article I

Preemptive Rights

1.	Preemptive Rights

(a)	If the Company or any of its subsidiaries proposes to issue, offer, sell or otherwise Transfer to any person (i) Equity Securities in the Company or such subsidiary, or (ii) any rights to subscribe for or purchase pursuant to any option or otherwise any Equity Securities of the Company or any of its subsidiaries, in each case except as provided in Section 2 (each, a “New Issuance”), or enter into any contracts relating to a New Issuance, the Company shall provide written notice to each member of such proposed New Issuance at least fifteen (15) Business Days in advance of the anticipated issuance date (the “New Issuance Notice”), which shall set forth the identity of the proposed purchaser, the number of Equity Securities proposed to be offered (the “Offered Securities”), the cash purchase price per security (the “Offering Price”), the anticipated issuance date and the other material terms and conditions of such New Issuance. Each member shall have the right to purchase for cash up to its Pro Rata Share of the Offered Securities (which, in the case of a New Issuance by a subsidiary of the Company shall be determined on a look-through basis, based on its indirect percentage of the outstanding common shares of such subsidiary), at the price per security and otherwise on the same terms and conditions as such New Issuance.

(b)	A member may elect to exercise its preemptive rights with respect to such New Issuance by delivering an irrevocable written notice (a “Section 1 Notice”) to the Company within ten (10) Business Days after the date the New Issuance Notice is delivered, setting forth the maximum percentage of the Offered Securities that such member desires to hold following the consummation of the New Issuance. If a member does not deliver a Section 1 Notice in accordance with this Section 1, then such member shall be deemed to have elected not to exercise its preemptive rights with respect to such New Issuance. For purposes of this Article I, an exercising member may allocate its portion of the Offered Securities among one or more of its Affiliates at the discretion of such exercising member.

(c)

At least three (3) Business Days prior to the consummation of any New Issuance, the Company shall provide written notice to each electing member, which shall set forth the actual issuance date (determined in accordance with the following sentence) and such electing member’s Pro Rata Share or such lesser percentage set forth in such member’s Section 1 Notice. For purposes of clarity, if the Company or any of its Subsidiaries consummates such New Issuance and the total number of Offered

Securities to be sold is less than the number set forth in the New Issuance Notice, then each electing member shall purchase such electing member’s Pro Rata Share or such lesser percentage set forth in such member’s Section 1 Notice based on such reduced number of Offered Securities. Any New Issuance shall be consummated on the later of (a) the proposed issuance date for such New Issuance set forth in the New Issuance Notice and (b) the fifth (5th) Business Day following the date on which all regulatory and governmental licenses, registrations, approvals and consents required for the New Issuance are received and all applicable waiting periods have expired or been waived or terminated (provided, however, that the Company and the electing members shall each use their commercially reasonable efforts to obtain such licenses, registrations, approvals or consents). If any of the members fails to exercise its preemptive rights under this Section 1 or elects to exercise such rights with respect to less than such member’s full Pro Rata Share (the difference between such member’s Pro Rata Share and the number of Offered Securities for which such member exercised its preemptive rights under this Section 1, the “Excess Shares”), any participating member electing to exercise its rights with respect to its full Pro Rata Share (a “Fully Participating Member”) shall be entitled to purchase from the Company an additional number of Offered Securities up to the aggregate number of Excess Shares, provided that such Fully Participating Member shall only be entitled to purchase up to that number of Excess Shares equal to the lesser of (i) the number of Excess Shares it has elected to purchase and (ii) the number of Excess Shares equal to the product of (A) the number of Excess Shares and (B) the quotient obtained by dividing (1) the total number of Ordinary Shares then owned by such Fully Participating Member by (2) the total number of Ordinary Shares then owned by all Fully Participating Members exercising their rights pursuant to this sentence (assuming the conversion of all Preference Shares held by the Fully Participating Members into Ordinary Shares in each of clauses (1) and (2) above).

(d)

If the members do not elect to purchase all of the Offered Securities in accordance with this Section 1, then the Company may, within 90 days from the date of delivery of the New Issuance Notice, offer, sell or otherwise Transfer any remaining portion of the Offered Securities to any Person or Persons at a price or prices equal to or greater than the Offering Price and on other terms and conditions not more favorable in the aggregate to the other purchasers than those set forth in the New Issuance Notice. If more than 90 days elapse from the date of delivery of the New Issuance Notice without the consummation of such Transfer of the remaining portion of the Offered Securities, the Company’s right to consummate such Transfer shall expire and the Company shall be required to comply with the procedures set forth in this Section 1 prior to offering, selling or otherwise transferring to any Person the Offered Securities. The election by a member not to exercise its preemptive rights under this

24

Section 1 in any one instance shall not affect its right (other than in respect of a reduction in its Pro Rata Share) as to any future New Issuances under this Section 1.

(e)	Any New Issuance without first giving the members the rights described in this Section 1 shall be void ab initio and of no force and effect. The preemptive rights of a member hereunder may not be transferred, sold, assigned or otherwise disposed of, except to a Permitted Transferee of such member, and any purported disposition in violation hereof shall be void and of no force or effect.

(f)	There shall be no liability on the part of the Company, the Board of Directors or any member if a New Issuance is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a New Issuance shall be in the sole and absolute discretion of the Board of Directors.

(g)	Notwithstanding anything to the contrary contained herein, the preemptive rights of the members under this Section 1 shall be deemed satisfied with respect to any issuance of Offered Securities if within thirty (30) days following the sale of any Offered Securities by the Company to one or more Persons who are not, in each case, a holder of at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) or an Affiliate of such holder (each, an “Initial Purchaser”), the Company offers to sell to each member on the same terms (including the price per share) as the Initial Purchasers purchased such Offered Securities the number of Offered Securities which each member (other than any Initial Purchasers) would have been entitled to purchase with respect to such issuance of Offered Securities pursuant to Section 1(a).

2.	Exempt Issuances

The provisions of Section 1 shall not apply to issuances of securities:

(a)	in connection with the Restructuring;

(b)	pursuant to the Subscription Agreement in connection with the Offering or any offering of Preference Shares pursuant to Section 5(j) of the Subscription Agreement;

(c)	pursuant to the exercise of any member’s preemptive rights under Section 1;

(d)

to officers, employees or directors of, or individuals who are consultants to, the Company or its subsidiaries pursuant to any compensation arrangement adopted from time to time, profit sharing, option or other equity incentive plans (including any employee share ownership plan)

25

approved by the Board of Directors and Equity Securities issued upon exercise of such options or rights or otherwise issued pursuant to such plans, provided that such issuance shall not exceed (i) the number of shares for which options may be granted under the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan plus (ii) 2,500,000 shares (in each case, as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization), in the aggregate;

(e)	to third-party service providers or other third-party business partners who are not Affiliates of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares), in each case, for bona fide commercial purposes and on an arm’s length basis, provided that such issuance shall not exceed 2,500,000 shares (in each case, as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or corporate restructuring or reorganization) in the aggregate;

(f)	as consideration for the acquisition of another person who is not an Affiliate of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares), by the Company by consolidation, merger, purchase of all or substantially all of the assets or other reorganization in which the Company acquires one or more divisions or lines of business or all or substantially all of the assets of such other person or 50% or more of the voting power or equity ownership of such other person;

(g)	(i) pursuant to a Public Offering or (ii) in connection with any debt financing by the Company or any of its Subsidiaries with a person who is not an Affiliate of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares);

(h)	in connection with the conversion, exchange or exercise of any Equity Securities (including, for the avoidance of doubt, the conversion of Preference Shares into Ordinary Shares) in accordance with their applicable terms (it being understood that nothing in this clause (h) shall affect the applicability of this Article I to the issuance of any such Equity Securities);

(i)	in connection with any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization, in each case approved by the Board of Directors, and whereby such securities are distributable on a pro rata basis to all members; or

26

(j)	by a subsidiary of the Company to the Company or a wholly owned direct or indirect subsidiary of the Company;

provided, that in no event shall the total number of shares issued pursuant to clause (d)(ii), (e), (f) and (g) above exceed 5,000,000 shares (as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization), in the aggregate).

3.	Termination of Preemptive Rights

Upon the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares outstanding on the date hereof into Ordinary Shares, the provisions of this Article I of the Schedule to this Memorandum of Association shall immediately cease to have any effect whatsoever.

27

Article II

Transfer

1.	General Restrictions. Except as otherwise permitted in this Article II, prior to the earlier of (a) the consummation of an IPO, (b) the consummation of a Company Sale, (c) a liquidation, winding-up or dissolution of the Company and (d) the third (3rd) anniversary of the Closing, no member shall Transfer all or any portion of its shares, or rights with respect to its shares; it being understood that any such Transfer not in accordance with this Section 1 or the remainder of this Article II will be deemed to constitute a Transfer by such member in violation of this Article II, shall be void ab initio and the Company shall not recognize any such Transfer. This Article II shall not apply to any shares sold pursuant to the Subscription Agreement in connection with the Offering.

2.	Permitted Transfers. Subject to Section 3, the provisions of Section 1 shall not apply to the following Transfers of shares by a member (each of which shall be deemed to constitute a “Permitted Transfer,” and each Transferee of a Permitted Transfer of shares under clause (a) through (g) are referred to herein as a “Permitted Transferee”):

(a)	any Transfer of shares by a member to an Affiliate of such member (provided, that such Affiliate remains an Affiliate of the transferring member immediately after such Transfer and such transferring member remains, jointly and severally with the Affiliate Transferee, responsible for any and all obligations and liabilities under this Article II);

(b)	in the case of a member who is an individual, any Transfer of shares by such member to (i) the spouse or children (whether lineal or adopted) of such member (each, a “Family Member”) or (ii) any trust or similar estate planning entity established for the sole benefit of a Family Member (a “Permitted Trust”) (provided, however, that each such Permitted Trust shall provide that all of the beneficial interests therein are held by a Family Member and that the voting, managerial and operational control of such Permitted Trust remains solely with such member who establishes the Permitted Trust until the death or incapacity of such member);

(c)	any Transfer of shares by a member who is a senior executive of the Company or any of its Subsidiaries (or by such member’s estate or applicable beneficiary in the event of such member’s death) to (i) the Company or any of its Subsidiaries (ii) any of the Existing Members, their respective Affiliates or, with respect to any Existing Member who is an individual, such Existing Member’s Family Members or Permitted Trusts, or (iii) any third party, in each case pursuant to post-termination rights set forth in such senior executive’s employment contract with the Company or any of its Subsidiaries, as applicable (an “Executive Transfer”);

(d)	any Transfer of shares by a member in connection with any tender or exchange offer, merger, consolidation, amalgamation, recapitalization or other form of business combination involving the Company that is available on the same terms to all holders of Ordinary Shares (including all Ordinary Shares issuable upon conversion of the Preference Shares) and approved by the Board of Directors;

(e)	any Transfer of shares by a member consented to by the Board of Directors, if any, which consent shall be granted or withheld in the Board of Directors’ sole discretion; provided, that such Transfers shall be subject to rights of first offer in favor of the Company and the other members consistent with the procedures set forth in Section 5 (Rights of First Offer) and Tag-Along Rights in favor of the New Members consistent with the procedures set forth in Section 6 (Tag-Along Rights); provided, further, that neither Michael Kors (for purposes of this Section 2(e) only, Michael Kors shall be deemed to include any Permitted Transferee of Michael Kors under Section 2(a) and (b)) nor John Idol (for purposes of this Section 2(e) only, John Idol shall be deemed to include any Permitted Transferee of John Idol under Section 2(a) and (b)) shall effect any Transfers under this Section 2(e) if such Transfer (together with all other Transfers made by such person under this Section 2(e)) results in Michael Kors or John Idol, as the case may be, holding less than 80% of the shares held by such person on the date of the Shareholders Agreement on a fully diluted basis (assuming the exercise of all stock options); provided, further, that nothing contained in this Section 2(e) shall prohibit Michael Kors or John Idol from participating in a Tag-Along Sale or Drag-Along Sale in accordance with the provisions of (i) Section 6 (Tag-Along Rights) and (ii) Section 7 (Drag-Along Rights);

(f)	any Transfer of shares by a member subject to, or in accordance with, the provisions of (i) Section 6 (Tag-Along Rights) or (ii) Section 7 (Drag-Along Rights);

(g)	any Transfer of Shares by a member in the IPO;

(h)	any Transfer of Shares by an member pursuant to Section 5(j) of the Subscription Agreement; or

(i)

any Transfer of shares by a New Member that purchased at least 1,628,528 Preference Shares in the Offering if (i) such Transfer is made to a mutual fund, pension plan or other passive institutional investor which, to the knowledge of such New Member, typically makes investments in persons in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of such person, (ii) such Transfer (A) does not cause the Company to become a reporting company under the Exchange Act and (B) does not increase the number of record and beneficial owners of shares to be more than 150

29

persons as a result of such Transfer, (iii) as a result of such Transfer, no person would have (together with its Affiliates) beneficial or record ownership of 50% or more of the outstanding Preference Shares or more than 50% of the Ordinary Shares for which the Preference Shares may be converted (other than to the extent such Transfer is made to person that is a member on the date of the Shareholders Agreement) and (iv) such Transfer is subject to the rights of first offer in favor of the Company and the other members consistent with the procedures set forth in Section 5 (Rights of First Offer); it being understood that notwithstanding anything contained in Section 5.3 of the Shareholders Agreement to the contrary, any Transfer made pursuant to this Section 2(i) shall not Transfer any board observer rights but shall instead Transfer the right, to the extent the transferee meets the requirements of the first sentence of Section 5.3(b) of the Shareholders Agreement, to receive copies of all materials and information provided to the members of the Board of Directors (whether in connection with a meeting, an action by written consent or otherwise), including an annual budget and business plan and any multi-year budget or business plan. Shares purchased in the Offering by New Members that are Advised Accounts and have a common or Affiliated investment adviser shall be aggregated for purposes of determining whether such New Member has met the threshold regarding Preference Shares purchased in the Offering.

3.	Conditions to Transfers. In addition to all other terms and conditions contained in this Article II and the Shareholders Agreement, no Transfers (including, for the avoidance of doubt, any Transfers made after the third (3rd) anniversary of the Closing) shall be completed or effective for any purpose unless the following conditions are satisfied:

(a)	prior thereto:

(i)	the Transferor shall have provided to the Company, (x) at least ten (10) Business Days’ prior notice of such Transfer, (y) a certificate of the Transferor, delivered with such notice, containing a statement that such Transfer is permitted under this Article II, and (z) such other information and documents as may be reasonably requested by the Company in order for it to determine whether such Transfer is permitted under this Article II;

(ii)

the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form required under the Shareholders Agreement, pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of the Shareholders Agreement and (y) that the shares acquired by it shall be subject to the terms of the Shareholders Agreement, and the Transferee shall furnish copies of all share certificates effecting the Transfer and

30

such other certificates, instruments and documents as the Company may request; and

(iii)	all necessary third party consents to the Transfer shall have been obtained;

(b)	such Transferee is not a competitor of the Company and its subsidiaries, as determined in the reasonable discretion of the Board of Directors; provided that any private equity fund or other financial investor shall not be deemed to be a competitor of the Company;

(c)	such Transfer would not violate the Securities Act or any state securities or “blue sky” Laws applicable to the Company or the shares to be Transferred;

(d)	such Transfer shall not impose liability or reporting obligations on the Company or any member in any jurisdiction, whether domestic or foreign, or result in the Company or any member becoming subject to the jurisdiction of any Governmental Authority anywhere, other than the Governmental Authorities to which the Company is then subject to such liability, reporting obligation or jurisdiction; and

(e)	such Transfer shall not, in the Board of Directors’ sole discretion, have the effect of requiring the Company to, upon the consummation of such Transfer, register the shares under Section 12(g) of the Exchange Act;

provided, however, that the provisions of (i) Section 3(a) through Section 3(e) shall not apply to a Transfer in connection with a Company Sale, in the IPO or in connection with the liquidation, winding-up or dissolution of the Company and (ii) Section 3(b) shall not apply to an Executive Transfer or a Transfer subject to, or in accordance with, Section 6 (Tag-Along Rights) or Section 7 (Drag-Along Rights).

4.	Effect of Permitted Transfer. Subject to the terms of this Article II and the Shareholders Agreement (including Section 4.1(c) of the Shareholders Agreement), a Permitted Transferee of a member shall be substituted for and shall enjoy the same rights and be subject to the same obligations as the transferring member hereunder with respect to the shares Transferred to such Permitted Transferee.

5.	Right of First Offer.

(a)

In the event that any member wishes to Transfer after the third (3rd) anniversary of the Closing or a New Member wishes to Transfer in accordance with Section 2(i) (such member or New Member, a “Transferor”), in one transaction or a series of related transactions, shares to any person, such Transferor, prior to any such Transfer, shall deliver to the Company and the non-Transferring members (collectively, the “ROFO Recipients”) written notice (the “Offer Notice”) stating (i) such

31

Transferor’s intention to effect such a Transfer; (ii) the number of shares proposed to be transferred by the Transferor (the “Transferred Shares”); and (iii) the material terms and conditions of such sale (including the per share purchase price (the “Offer Price”)); and (iv) the proposed effective date of the sale. The failure to provide an Offer Notice shall not relieve such Transferor’s obligations and shall not limit the rights of the Company and the non-Transferring shareholders under this Section 5.

(b)	For a period of ten (10) Business Days (the “Initial Exercise Period”) after the last date on which the Offer Notice is deemed to have been delivered to the Company and the non-Transferring members, the Company shall have the right to purchase up to all of the Transferred Shares on the same terms and conditions as specified in the Offer Notice and as set forth in this Section 5. In order to exercise its right hereunder, the Company must deliver written notice to such Transferor within the Initial Exercise Period.

(c)	Subject to the limitations of this Section 5(c), if the Company declines to purchase all of the Transferred Shares, then the non-Transferring members shall have the right on a pro-rata basis (assuming the conversion of all Preference Shares) to elect to purchase, during the Initial Exercise Period, up to all of the Transferred Shares after giving effect to those Transferred Shares elected to be purchased by the Company (the “Remaining ROFO Shares”), on the same terms and conditions as specified in the Offer Notice and as set forth in this Section 5. In order to exercise its rights hereunder, such non-Transferring member must provide written notice delivered to the Transferor within the Initial Exercise Period. To the extent the aggregate number of shares that the non-Transferring members desire to purchase (as evidenced in the written notices delivered to such Transferor) exceeds the Remaining ROFO Shares, each non-Transferring member so exercising shall be entitled to purchase the lesser of (x) the number of Remaining ROFO Shares it so elected to purchase and (y) its pro rata share of the Remaining ROFO Shares, which shall be equal to that number of the Remaining ROFO Shares equal to the product obtained by multiplying (x) the number of Remaining ROFO Shares by (y) a fraction, (i) the numerator of which shall be the number of Ordinary Shares held by such non-Transferring member on the date of the Offer Notice and (ii) the denominator of which shall be the number of Ordinary Shares held on the date of the Offer Notice by the non-Transferring member exercising their rights to purchase under this Section 5 (assuming the conversion of all Preference Shares into Ordinary Shares in each of the numerator and the denominator).

(d)

Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when such Transferor has received written confirmation from the Company or all of the non-Transferring members (if the Company is not purchasing all of the Transferred Shares) regarding its exercise of its right of first offer, the Company and the non-Transferring

32

Members shall be deemed to have made its election with respect to the Transferred Shares. If the Company and/or the non-Transferring members, after following the procedures set forth in Section 5(b) and Section 5(c), elected to acquire all of the Transferred Shares, then within five (5) days after the expiration of the Initial Exercise Period, such Transferor shall give written notice to the Company and each non-Transferring member specifying the number of Transferred Shares that will be purchased by the Company pursuant to Section 5(b) and, if applicable, the number of Transferred Shares that will be purchased by each non-Transferring members pursuant to Section 5(c) (the “ROFO Confirmation Notice”). For purposes of clarity, if the Company and/or the non-Transferring members did not elect to acquire all of the Transferred Shares, then the Company and the non-Transferring members shall not have any right to purchase any Transferred Shares pursuant to this Section 5 and the Transferor shall be free to sell all Transferred Shares to a third party that otherwise meets the requirements of this Article II (including, if applicable, Section 2(i)).

(e)	The purchase price for the Transferred Shares to be purchased by the Company and/or by the non-Transferring members exercising its rights of first offer under this Section 5 will be the Offer Price, in cash, and will be payable as set forth in Section 5(f).

(f)	The Company and the non-Transferring members exercising their rights of first offer under this Section 5 shall effect the purchase of all of the Transferred Shares, including the payment of the purchase price, within twenty (20) Business Days after the delivery of the ROFO Confirmation Notice (the “Right of First Offer Closing”). Payment of the purchase price will be made, at the option of the Transferor, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of such Transferor to the Company or the non-Transferring members, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Offer Closing, such Transferor shall deliver to either the Company or, if the Company does not elect to purchase all of the Transferred Shares pursuant to Section 5(b), each non-Transferring member exercising its right of first offer, one or more certificates, properly endorsed for transfer, representing such Transferred Shares so purchased.

(g)	This Section 5 shall not apply to (i) clauses (a), (b), (c), (d), (f), (g) and (h) of Section 2 (Permitted Transfers) or (ii) Transfers in connection with (A) the consummation of a Company Sale or (B) a liquidation, winding-up or dissolution of the Company.

6.	Tag-Along Rights.

(a)	In the event that any of the Existing Members, individually or as a group (the “Selling Members”), shall Transfer, in one transaction or a series of

33

related transactions, any of its or their Ordinary Shares (a “Tag-Along Sale”) to any Person (a “Proposed Purchaser”), each other member (each, a “Tagging Member”) shall have the right and option (“Tag-Along Rights”), but not the obligation, to Transfer up to the Requisite Percentage (as defined below) of its Ordinary Shares in such Tag-Along Sale, on the terms and conditions set forth in this Section 6. For the avoidance of doubt, members may only exercise their Tag-Along Rights under this Section 6 in respect of Ordinary Shares (and not any other securities convertible into or exchangeable or exercisable for Ordinary Shares, including any Preference Shares). Upon the consummation of any Tag-Along Sale which, individually or together with all other related Tag-Along Sales involving a single purchaser or group of purchasers, constitutes a Company Sale, before any distribution or payment shall be made to any Selling Members in connection with such Tag-Along Sale, each Tagging Member holding Preference Shares shall be entitled to receive the Sale Payment for each of its Preference Share being sold or converted in connection with such Tag-Along Sale in accordance with the Memorandum.

(b)	The Selling Members shall notify the Tagging Members in writing of any proposed Tag-Along Sale at least twenty (20) days prior to the anticipated closing date for such proposed Tag-Along Sale (a “Tag-Along Notice”). Any such Tag-Along Notice delivered to the Tagging Members in connection with a proposed Tag-Along Sale shall set forth: (i) the number of Ordinary Shares the Selling Members are selling in connection with such Tag-Along Sale (the “Offered Tag-Along Sale Shares”), (ii) the name and address of the Proposed Purchaser in such Tag-Along Sale, (iii) the material terms and conditions of such proposed Tag-Along Sale (including the per Ordinary Share purchase price and description of any proposed purchase price adjustments) and (iv) the proposed effective date of the proposed Tag-Along Sale.

(c)

Each Tagging Member shall have the right to include in the Tag-Along Sale and the Selling Member shall cause the inclusion in the Tag-Along Sale, upon the terms set forth in the Tag-Along Notice, up to that number of Ordinary Shares equal to a percentage of the total number of Ordinary Shares proposed to be sold by the Selling Members determined by dividing (A) the total number of Ordinary Shares then owned by such Tagging Member by (B) the sum of (x) the total number of Ordinary Shares then owned by all Tagging Members exercising their rights pursuant to this Section 6 and (y) the total number of Ordinary Shares owned by the Selling Members (assuming the conversion of all Preference Shares held by the Tagging Members and the Selling Members into Ordinary Shares in each of clauses (x) and (y)) (the “Requisite Percentage”); provided, that if such calculation yields a fraction of an Ordinary Share, such fraction shall be rounded up to the nearest whole Ordinary Share if such fraction is equal to or greater than 0.5 and rounded

34

down to the nearest whole Ordinary Share if such fraction is less than 0.5. The Tagging Members may exercise the Tag-Along Rights in connection with a Tag-Along Sale described in a Tag-Along Notice by delivery of a written notice to the Selling Members within ten (10) days following receipt of a Tag-Along Notice from such Selling Members. Each Tagging Member shall be deemed to have waived its Tag-Along Rights if it fails to give notice within the prescribed time period.

(d)	In the event that any Tagging Member does not exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than all of its Requisite Percentage (such remaining securities, the “Non-Electing Shares”), each other Tagging Member who has elected to exercise its Tag-Along Rights in full, may elect to sell (in addition to its Requisite Percentage of the number of Ordinary Shares proposed to be sold by the Selling Members) up to the total number of Non-Electing Shares, provided that such Tagging Member shall only be entitled to sell up to that number of Non-Electing Shares equal to the lesser of (i) the number of Non-Electing Shares it has elected to sell and (ii) its pro rata share of Non-Electing Shares, which shall equal to that number of Non-Electing Shares equal to the product of (A) the number of Non-Electing Shares and (B) the quotient obtained by dividing (1) the total number of Ordinary Shares then owned by such Tagging Member by (2) the sum of (x) the total number of Ordinary Shares then owned by all Tagging Members exercising their rights pursuant to this Section 6(d) (excluding the Non-Electing Shares) and (y) the total number of Ordinary Shares owned by the Selling Members (assuming the conversion of all Preference Shares held by the Tagging Members and the Selling Members into Ordinary Shares in each of clauses (x) and (y)). The Selling Members shall attempt to obtain inclusion in the Tag-Along Sale of the entire number of shares which the Selling Members and the Tagging Members electing to exercise Tag-Along Rights desire to have included in the Tag-Along Sale. In the event the Selling Members shall be unable to obtain the inclusion of such entire number of shares in such Tag-Along Sale, the number of shares to be sold in the Tag-Along Sale by each Selling Member and each Tagging Member electing to exercise Tag-Along Rights shall be reduced on a pro rata basis according to the proportion which the number of shares which each such party desires to have included in the sale bears to the total number of shares desired by all such parties to have included in the sale, and the Transfer to the Proposed Purchaser will otherwise proceed in accordance with the terms of this Section 6 and the Tag-Along Notice.

(e)

In the event that the Tagging Members shall elect to exercise Tag-Along Rights in connection with a proposed Tag-Along Sale, the Tagging Members shall take, or cause to be taken, all commercially reasonable action, and do, or cause to be done, all things commercially reasonable to consummate and make effective such Tag-Along Sale, including

35

executing any purchase agreement or other certificates, instruments and other agreement required to consummate the proposed Transfer to the Proposed Purchaser and using commercially reasonable efforts to obtain all necessary consents from third parties and take such other actions as may be necessary to effectuate the intent of the foregoing so long as such Selling Members execute the same agreements and other documents on the same terms, provided that:

(i)	a Tagging Member shall not be required to provide representations, warranties, covenants, or agreements other than those individual representations, warranties covenants, or agreements (so long as such Selling Members agree to do the same) related to such Tagging Member’s (A) ownership of and title to the shares it is transferring in such Tag-Along Sale, (B) organization, (C) authority to enter in the Tag-Along Sale and (D) conflicts and consents related to such Tag-Along Sale;

(ii)	any indemnity given by the Selling Members to the purchaser in connection with such Tag-Along Sale applicable to liabilities not specific to the Selling Members shall be apportioned among the Selling Members and the Tagging Members according to the consideration received by each Selling Member and Tagging Member and shall not exceed the lesser of (A) such Selling Member’s or Tagging Member’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Selling Member’s or Tagging Member’s (as the case may be) portion of the total value for his, her or its Ordinary Shares included in such Tag-Along Sale or (B) such Selling Member’s or Tagging Member’s (as the case may be) proceeds from the Tag-Along Sale;

(iii)	other than a customary confidentiality covenant, a Tagging Member shall not be obligated to enter into any non-compete, non-solicit or other post-closing covenant that restricts its activities in any way; and

(iv)	a Tagging Member shall not be responsible for breaches of representations, warranties, covenants, or agreements made by any other seller in such Tag-Along Sale with respect to such other seller.

Subject to clauses (i) through (iv) above, at the closing of any Tag-Along Sale, the Tagging Members shall deliver to the Proposed Purchaser (A) such instruments of transfer as shall be reasonably requested by the Proposed Purchaser with respect to the Ordinary Shares to be Transferred, against receipt of the purchase price therefor (so long as such Selling Members agree to do the same)

36

and (B) such members’ Ordinary Shares, free and clear of any liens (so long as such Selling Members agree to do the same). At the closing of any proposed Tag-Along Sale, the Proposed Purchaser shall deliver payment (in full in immediately available funds) for the Ordinary Shares purchased by such Proposed Purchaser.

(f)	In connection with any Tag-Along Sale, the Tagging Members shall receive for the sale of their Ordinary Shares a pro rata portion of the aggregate consideration paid by the Proposed Purchaser.

(g)	There shall be no liability on the part of the Board of Directors, the Selling Members or the Company to the Tagging Members or any of their respective Affiliates if any Tag-Along Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Tag-Along Sale shall be in the sole and absolute discretion of the Selling Members.

(h)	This Section 6 shall not apply to Transfers (i) permitted by clauses (a), (b), (c), (d), (g), (h) and (i) of Section 2, (ii) in connection with a liquidation, winding-up or dissolution of the Company, (iii) pursuant to, or consequent upon, the exercise of the right of first offer set forth in Section 5 or (iv) pursuant to, or consequent upon, the exercise of the drag-along rights set forth in Section 7.

7.	Drag-Along Rights.

(a)

If at any time any Existing Member or group of Existing Members holding at least a majority of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) (collectively, the “Dragging Members”) determine to Transfer or cause to be Transferred, in any single arm’s-length transaction or series of related arm’s-length transactions, Ordinary Shares representing all of the then-issued and outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) then held by the Existing Members to one or more Persons who are unaffiliated bona fide third-party purchasers (a “Drag-Along Sale”), then the Dragging Members may elect to require all other Members (the “Dragged Members”) to, and the Dragged Members shall, (i) if such Drag-Along Sale is structured as sale of Ordinary Shares, Transfer, or caused to be Transferred, to such Person, concurrently with the Drag-Along Sale, Preference Shares or Ordinary Shares representing all of the Ordinary Shares then held by the Dragged Members (in the case of Preference Shares, assuming the conversion of all Preference Shares into Ordinary Shares) or (ii) if such Transfer is structured as a merger, consolidation or sale of all or substantially all of the assets of the Company, to vote in favor thereof, and otherwise to consent to and raise no objection to such Drag-Along Sale, and the Dragged Members shall waive dissenters’ rights, appraisal rights or

37

similar rights, if any, which the Dragged Members may have in connection therewith; provided that upon the consummation of any Drag-Along Sale, (y) before any distribution or payment shall be made to any Dragging Members in connection with such Drag-Along Sale, each Dragged Member that holds Preference Shares shall be entitled to receive the Sale Payment, for each Preference Share it holds that is to be Transferred in such Drag-Along Sale in accordance with the Memorandum and (z) if such Drag-Along Sale is entered into prior to the three year anniversary of the Closing, then the consideration payable to each Dragged Member that holds Preference Shares shall be payable either (i) solely in cash or Liquid Securities, or (ii) solely to the extent holders of Ordinary Shares are receiving securities, other than Liquid Securities, in such Drag-Along Sale, then each holder of Preference Shares shall have the option of receiving non-Liquid Securities of either the same class received by holders of Ordinary Shares or in the form of Acceptable Securities. For greater certainty, under no circumstances shall any Affiliate of the Company be considered an unaffiliated bona fide third-party purchaser for purposes of this Section 7.

(b)	The Dragging Members may exercise their drag-along rights pursuant hereto by delivering to each Dragged Member and the Company, at least twenty (20) days in advance of the anticipated closing date for the Drag-Along Sale, a written notice (the “Drag Notice”), which shall set forth (i) the number of Ordinary Shares the Dragging Members proposed to be sold in such Drag-Along Sale, (ii) the name and address of the proposed Transferee in such Drag-Along Sale, (iii) the material terms and conditions of such proposed Drag-Along Sale (including the per Ordinary Share purchase price or a reasonable estimate of the maximum and minimum per Ordinary Share purchase price) and (iv) the proposed effective date of the proposed Drag-Along Sale. The Drag Notice shall also specify the number of Ordinary Shares required to be Transferred by the Dragged Member.

(c)	Prior to or in connection with the closing of any such proposed Drag-Along Sale, each Dragged Member shall take, or cause to be taken, all commercially reasonable actions, and do, or cause to be done, all things commercially reasonable or advisable to consummate or make effective such Drag-Along Sale, including (i) together with the proposed purchaser or purchasers, execute any purchase agreement or other certificates, instruments and other agreement required to consummate and make effective such proposed Drag-Along Sale and (ii) using commercially reasonable efforts to obtain all necessary consents from third parties and take such other actions as may be necessary to effectuate the intent of the foregoing so long as such Dragging Members execute the same agreements and other documents on the same terms; provided that:

38

(i)	a Dragged Member shall not be required to provide representations, warranties, covenants, or agreements other than those individual representations, warranties covenants, or agreements (so long as such Dragging Members agree to do the same) related to such Dragged Member’s (A) ownership of and title to the shares it is transferring in such Drag-Along Sale, (B) organization, (C) authority to enter in the Drag-Along Sale and (D) conflicts and consents related to such Drag-Along Sale;

(ii)	any indemnity given by the Dragging Members to the purchaser in connection with such Drag-Along Sale applicable to liabilities not specific to the Dragging Members shall be apportioned among the Dragging Members and Dragged Members (as the case may be) according to the consideration received by each Dragging Member and Dragged Member and shall not exceed the lesser of (A) such Dragging Member’s or Dragged Member’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Dragging Member’s or Dragged Member’s (as the case may be) portion of the total value for his, her or its shares included in such Drag-Along Sale or (B) such Dragging Member’s or Dragged Member’s (as the case may be) proceeds from the Drag-Along Sale;

(iii)	other than a customary confidentiality covenant, a Dragged Member shall not be obligated to enter into any non-compete, non-solicit or other post-closing covenant that restricts its activities in any way; and

(iv)	a Dragged Member shall not be responsible for breaches of representations, warranties, covenants, or agreements made by any other seller in such Drag-Along Sale with respect to such other seller.

Subject to clauses (i) through (iv) above, at the closing of any such proposed Drag-Along Sale, the Dragged Members shall deliver to the proposed purchaser or purchasers (x) such certificates and other instruments of transfer as shall be reasonably requested by the proposed purchaser or purchasers with respect to the Ordinary Shares to be Transferred, against receipt of the purchase price therefor in such Drag-Along Sale (so long as such Dragging Members agree to do the same) and (y) the Dragged Member’s Preference Shares or Ordinary Shares, free and clear of any liens (so long as such Dragging Members agree to do the same). At the closing of any proposed Drag-Along Sale, the proposed purchaser or purchasers shall deliver payment (in full in immediately available funds) for the shares purchased by such proposed purchaser or purchasers.

39

(d)	In the event that the Drag-Along Sale is effectuated through a business combination (whether by way of merger, recapitalization or otherwise) or asset sale, the members shall use their commercially reasonable efforts to take, or cause to be taken, all commercially reasonable action, and to do, or cause to be done, all things commercially reasonable or advisable to consummate and make effective the business combination.

(e)	There shall be no liability on the part of the Dragging Members, the Board of Directors or the Company to the Dragged Members or any of their respective Affiliates if any Drag-Along Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Drag-Along Sale shall be in the sole and absolute discretion of the Dragging Members.

(f)	If more than 90 days elapse from the date of delivery of the Drag Notice without the consummation of such Drag-Along Sale, the members shall be released from their obligations with respect to such Drag-Along Sale and the provisions of this Section 7 shall again apply to any future Transfers that otherwise come within its terms.

8.	Supplemental Transfer Provisions.

(a)	Notwithstanding any other provision of this Memorandum or the Articles, no Existing Member shall Transfer any Shares in a Permitted Transfer that constitutes a Tag-Along Sale unless such Transfer is first consented to in writing, or initiated or otherwise participated in, by the Majority Existing Members.

(b)	Notwithstanding any other provision of this Memorandum or the Articles, in addition to the Transfer terms and conditions set forth in this Memorandum or the Articles, except for a Transfer in connection with the sale of Preference Shares in the Offering, a Company Sale or in the IPO, no Transfers of Shares by an Existing Member shall be completed or effective for any purpose unless the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form attached to the Voting and Lock-Up Agreement, pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of the Voting and Lock-Up Agreement and (y) that the Shares acquired by it shall be subject to the terms of the Voting and Lock-Up Agreement.

(c)

The provisions of this Section 8 shall terminate upon the earlier of (i) the date on which the IPO is consummated, (ii) the consummation of a Company Sale, (iii) a liquidation, winding-up or dissolution of the Company and (iv) the third (3rd) anniversary of the Closing (provided, that the provisions of Section 8(b) shall continue to apply to Transfers permitted by virtue of this subclause (iv)).

40

9.	Termination of Share Transfer Restrictions.

Upon the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares outstanding on the date hereof into Ordinary Shares, the provisions of this Article II of the Schedule to this Memorandum of Association shall immediately cease to have any effect whatsoever.

41

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

ARTICLES OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

PRELIMINARY

1.	In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof. Words used in these Articles and not otherwise defined shall have the meanings ascribed to them in the Memorandum.

Words	Meaning

Acceptable Securities	Any preference or preferred securities of any person that have the substantially similar economic and legal characteristics as the Preference Shares (including lock-up provisions, liquidity and registration rights and other shareholder rights and obligations as nearly equivalent as may be practicable to the lock-up, liquidity and registration rights and obligations provided for in the Shareholders Agreement and the Memorandum).

Accreted Value	As of any date, with respect to each Preference Share, (a) the Preference Share Issue Amount, plus (b) the amount of dividends which have accreted, compounded and been added thereto to such date.

Act	The BVI Business Companies Act, 2004 (as amended).

Advised Account	Any New Member (or Affiliate of any New Member) for whom T. Rowe Price Associates, Inc. or Fidelity Investments, Inc. is the investment adviser.

Affiliate	With respect to any person, another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. Advised Accounts that share the same investment adviser (or affiliated investment adviser) shall be deemed to be Affiliates.

Articles	The Articles of Association of the Company as originally framed or as from time to time amended.

Board of Directors	The Board of Directors of the Company.

Business Day	Any day, except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York City or in the British Virgin Islands.

Closing	The closing of the Offering.

Company Sale	(a) Any sale or Transfer, in one or more related transactions, of the Company whether by sale or other Transfer of shares, merger, consolidation, amalgamation, recapitalization or equity sale (including a sale of securities by the Company other than in the IPO), which has the effect of the direct or indirect acquisition of the Majority Voting Power in the Company from the member or members who directly or indirectly held such Majority Voting Power immediately prior to such sale; provided, that, for avoidance of doubt, a transaction that results in the member or members who held such Majority Voting Power immediately prior to such sale continuing to directly or indirectly hold (either by remaining outstanding or by being converted into voting Equity Securities of the successor or surviving entity) the Majority Voting Power of the Company or comparable voting Equity Securities of the surviving or successor entity outstanding immediately after such transaction shall not constitute a Company Sale; or

(b) any sale or Transfer, other than to the Company or any wholly-owned subsidiary of the Company, directly or indirectly, in one or more related transactions, of all or substantially all of the consolidated assets of the Company and its subsidiaries (which may include, for the avoidance of doubt, the sale or issuance of Equity Securities of one or more subsidiaries of the Company);

provided, that, for avoidance of doubt, a transaction that results in (A) the member or members who held such Majority Voting Power of the Company immediately prior to such sale continuing to directly or indirectly hold the Majority Voting Power of the person that acquires such assets immediately after such transaction and (B) the holders of Preference Shares immediately prior to such sale acquiring Acceptable Securities of the person that acquires such assets immediately after such transaction shall not constitute a Company Sale.

Notwithstanding the foregoing, an IPO or any broadly disseminated Public Offering of Equity Securities of the Company or any of its subsidiaries shall not constitute a Company Sale.

Consent Rights Matters	The matters set out in Regulation 93 of these Articles of Association that require the consent of the holders Preference Shares as further set out therein.

Derivative	An agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the person or persons entering into such Derivative with respect to shares of the Company.

Distribution	In relation to a distribution by the Company to a member, the direct or indirect transfer of an asset, other than shares, to or for the benefit of the member, or the incurring of a debt to or for the benefit of a member, in relation to shares held by such member, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend.

Equity Securities	With respect to any entity, all forms of equity securities in such entity or any successor of such entity (however designated, whether voting or non-voting), all securities convertible into or exchangeable or exercisable for such equity securities, and all warrants, options or other rights to purchase or acquire from such entity or any successor of such entity, such equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, including, with respect to the Company, the Ordinary Shares and any Share Equivalents (including the Preference Shares and any New Class of Shares at any time outstanding).

Exchange Act	The United States Securities Exchange Act of 1934, as amended from time to time.

Excluded Transaction

Any issuance of Ordinary Shares (a) pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, officers, directors or consultants of the Company or its subsidiaries; (b) issued as consideration in connection with a bona fide acquisition, merger or consolidation by the Company to an unaffiliated third party provided such acquisition, merger or consolidation has been approved by the Board of Directors; (c) issued in connection with licensing, marketing or distribution arrangements or similar strategic transactions approved by the Board of Directors to an unaffiliated third party; (d) upon conversion of the Preference Shares; (e) as a dividend on Preference Shares; or (f) pursuant to an IPO or any other broadly disseminated public offering of Equity Securities of the Company.

Existing Member	A member as of the date of the Subscription Agreement and its Permitted Transferees (as defined in the Memorandum), excluding New Members.

Governmental Authority	Any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

IPO

The first Public Offering of Shares in a firm commitment underwriting in (i) the United States or (ii) the United Kingdom with a listing on the London Stock Exchange, in Hong Kong on the Hong Kong Stock Exchange or any other country with a listing on an internationally recognized stock exchange (any such international exchange together with any stock exchange in the United States, an “Approved Exchange”) recommended by the lead managing underwriter or underwriters and approved by the Board of Directors.

Law	Any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

Liquid Securities	In the case of equity securities, that are of a class listed on one or more Approved Exchanges and that are immediately salable without contractual or legal restrictions on transfer (it being agreed that such securities shall not be deemed to be subject to legal restrictions if such securities are (A) immediately salable pursuant to Rule 144 (or applicable non U.S. equivalent to Rule 144) without volume limitations or (B) entitled to the benefits of a shelf registration or other registration rights that are immediately exercisable).

Majority Existing Member	The Existing Member or Existing Members holding greater than fifty percent (50%) of the issued and outstanding Ordinary Shares (assuming for this purpose, the conversion of all Preference Shares held by the Existing Members into Ordinary Shares) held by all of the Existing Members at the time of the relevant meeting or consent.

Majority Voting Power

With respect to any person, either (a) the power to elect or direct the election of a majority of the board of directors or other similar body of such person or the power to control such person by contract or as the managing member or general partner (or other equivalent status) of such person, or (b) ownership of Equity

Securities representing a majority of the voting interests of such person.

member	A person who holds shares in the Company and whose name is entered in the Company’s register of members as the registered holder of such shares.

Member Associated Person	With respect to any member, (i) any other beneficial owner of shares of the Company that are owned by such member and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the member or such beneficial owner.

Member Business	Any business brought before a meeting of members in accordance with Regulation 70(b)(ii).

Member Information	The information required by Regulation 70(d)(i)-70(d)(iii).

Member Nominee	A person nominated for election as a director in accordance with Regulation 70(b)(ii).

Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended.

New Member	A member who acquired its shares under the Subscription Agreement.

New Share Directors	Directors elected by the holders of any New Class of Shares.

Nominating Member	A member nominating persons for election as a director.

Notice of Business	Written notice given by or on behalf of a member of record of the Company and setting forth the information required by Regulation 70(d).

Notice of Nomination	Written notice given by or on behalf of a member of record of the Company setting forth the information required by Regulation 71(f).

Offering	The offering and sale of Preference Shares by the Company and certain members pursuant to the Subscription Agreement.

Order	Any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

person	An association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

Preemptive Rights	The preemptive rights set out in Article I of the Schedule to the Memorandum entitled “Preemptive Rights”.

Preference Share Issue Amount	With respect to any Preference Share, US$46.0539.

Pro Rata Share

With respect to any member, a percentage interest (expressed as a percentage) that results from dividing (a) the number of Ordinary Shares held by such member by (b) the aggregate number of Ordinary Shares held by all members electing to participate in the purchase of Offered Securities pursuant to Article I, Section 1 of the Schedule to the Memorandum (assuming the conversion of all Preference Shares held by such member or members into Ordinary Shares in each of (a) and (b) above).

Proponent	A member proposing Member Business.

Public Disclosure	Means disclosure by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Public Offering	A public offering of Ordinary Shares pursuant to an effective registration statement (other than on Form F-4, Form S-4, Form S-8 or any successor forms) filed by the Company under the Securities Act or any equivalent foreign securities Laws.

Qualified IPO	An IPO for which the aggregate gross cash proceeds to be received by the Company and the selling members of Ordinary Shares in such offering ((or series of related offerings) without deducting underwriter discounts, expenses and commissions) are at least US$250,000,000 or the equivalent in a foreign currency if the Qualified IPO is not in the United States.

Registrar	Registrar of Corporate Affairs appointed under section 229 of the Act.

resolution of directors	(a) A resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the

Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

(b) a resolution consented to in writing by a simple majority of the directors or a simple majority of the members of the committee, as the case may be;

except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

resolution of members	A resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of:

(i) a simple majority of the votes of the shares entitled to vote thereon, voting together as a class, that were present at the meeting and were voted and not abstained, or

(ii) a simple majority of the votes of each class or series of shares that were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon that were present at the meeting and were voted and not abstained.

No action may be taken by members by written consent, unless the action to be effected by written consent of the members and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

Restructuring	The restructuring of the Company and the related transactions contemplated by the Restructuring Agreement.

Restructuring Agreement	The Restructuring Agreement, dated as of July 7, 2011, among the Company, the members named therein, SHL Fashion Limited, a British Virgin Islands limited company, SHL-Kors Limited, a British Virgin Islands limited company, Michael Kors Far East Holdings Limited, a British Virgin Islands limited company and Michael Kors (USA), Inc., a Delaware corporation.

Secretary	The Secretary of the Company.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

Securities Act	The United States Securities Act of 1933, as amended from time to time.

Share Equivalents	Any securities convertible into or exchangeable or exercisable for Ordinary Shares, and any warrants, options or other rights to purchase or acquire Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares.

Share Transfer Restrictions	The share transfer restrictions set out in Article II of the Schedule to the Memorandum entitled “Transfer”.

Shareholders Agreement	The Shareholders Agreement, dated as of the Closing, among the Company and the members named therein.

shares	Collectively, Equity Securities of the Company, including the Ordinary Shares, the Preference Shares and any New Class of Shares at any time outstanding.

Springing Board Seat	The member of the Board of Directors designated by the holders of Preference Shares, as a class, to the extent that a Qualified IPO is not consummated on or prior to March 31, 2012.

Subscription Agreement	The Subscription Agreement, dated as of the Closing, among the Company and the members named therein.

subsidiary	With respect to any specified person, (a) any corporation or company more than 50% of whose voting or capital stock is, as of the time in question, directly or indirectly owned by such person and (b) any partnership, joint venture, association, or other entity in which such person, directly or indirectly, owns more than 50% of the equity or economic interest thereof or has the power to elect or direct the election of more than 50% of the members of the governing body of such entity.

the Seal	Any Seal which has been duly adopted as the Seal of the Company.

these Articles	The Articles of Association as originally framed or as from time to time amended.

Transaction Documents	Collectively, the Shareholders Agreement, the Subscription Agreement and any other agreements entered into by the Company with the holders of Preference Shares in connection with the Offering.

Transfer	Any transfer, sale, assignment, pledge, hypothecation or other disposition of any shares, whether directly or indirectly (including by merger or sale of equity in any direct or indirect holding company, all or substantially all of whose assets consist of shares), irrespective of whether any of the foregoing are effected voluntarily, involuntarily, by operation of Law, pursuant to judicial process or otherwise, or whether inter vivos or upon death; provided, however, that any pledge, hypothecation or grant of any security interest to an institutional lender in which the member of such shares retains the power to vote such shares shall not constitute a Transfer; provided, further, that any foreclosure or other realization upon such pledge, hypothecation or security interest by the creditor with respect thereto shall constitute a Transfer and shall be subject to the Share Transfer Restrictions and the provisions of the Shareholders Agreement prior to the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares outstanding on the date hereof into Ordinary Shares. When used as a verb, “Transfer” and “Transferred” shall have the correlative meaning. In addition, “Transferee” shall have the correlative meaning.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

Voting and Lock-Up Agreement	The Voting and Lock-Up Agreement, dated as of July 7, 2011, by and among the Company and the persons listed on Schedule I thereto under the heading “Existing Shareholders”, as it may be amended from time to time.

Voting Commitment With	respect to any person, an agreement, arrangement, understanding, commitment or assurance as to how such person will act or vote as a director of the Company on any issue or question.

2.	“Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others and a reference to “Regulation” is a reference to a regulation of the Articles and a reference to “Clause” is a reference to a clause of the Memorandum.

5.	A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

7.	A reference to a provision of Law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation.

8.	A reference to an agreement is a reference to that agreement as amended.

REGISTERED SHARES

9.	Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company, or any other person authorized by resolution of directors, or under the Seal specifying the share or shares held by him and the signature of the director, officer or authorized person and the Seal may be facsimiles; provided that the shares in the Company may be represented by uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such shares, or a combination of both certificated and uncertificated shares.

10.	Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its Board of Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

11.	If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES

12.	Subject to the provisions of these Articles, the Memorandum (which, prior to the consummation of a Qualified IPO and the automatic conversion of all of the Preference Shares into Ordinary Shares, includes the Preemptive Rights) and any resolution of members, the unissued shares of the Company shall be at the disposal of the Board of Directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

13.	No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

14.	Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

15.

Shares in the Company may be issued for such amount of consideration as the Board of Directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the Board of Directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of Law is involved.

16.	A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

17.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

18.	The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares. Notwithstanding the foregoing, in the event that the Company undertakes a division (but not a combination) of Ordinary Shares that results in a member who holds Ordinary Shares being entitled to receive a fraction of an Ordinary Share, then the Company shall compulsorily redeem and cancel any such fraction of an Ordinary Share and pay to such member in cash in U.S. dollars an amount (computed to the nearest U.S. cent) equal to the fraction multiplied by the fair market value per Ordinary Share as determined by the Board of Directors in good faith.

19.	The Company may purchase, redeem or otherwise acquire and hold its own shares.

20.	Subject to provisions to the contrary in the Memorandum or these Articles, the Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

21.	No purchase, redemption or other acquisition of shares shall be made unless the resolution of directors relating to such purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition the Company will be able to pay its debts as they fall due and the value of the assets of the Company will exceed its liabilities, and in the absence of fraud the decision of the Board of Directors as to the value of the assets of the Company is conclusive, unless a question of Law is involved.

22.	A determination by the Board of Directors under the preceding Regulation is not required when shares are purchased, redeemed or otherwise acquired:

(a)	pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	by virtue of the provisions of the Act; or

(c)	pursuant to an order of the Court.

23.	Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 50 percent of the issued shares of the Company, in which case they shall be cancelled but they shall be available for reissue.

24.	Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon.

25.	The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of:

(a)	the Memorandum or these Articles; or

(b)	a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

MORTGAGES AND CHARGES OF REGISTERED SHARES

26.	Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

27.	In the case of the mortgage or charge of registered shares there may be entered in the register of members of the Company at the request of the registered holder of such shares:

(a)	a statement that the shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the register of members.

28.	Where particulars of a mortgage or charge are registered, such particulars shall be cancelled:

(a)	with the consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Board of Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Board of Directors shall consider necessary or desirable.

29.	Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf.

FORFEITURE

30.	When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the provisions set forth in the following four regulations shall apply.

31.	Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

32.	The written notice specifying a date for payment shall:

(a)	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

33.	Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the Board of Directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

34.	The Company is under no obligation to refund any monies to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

35.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The

Company’s lien on a share shall extend to all dividends payable thereon. The Board of Directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

36.	In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Board of Directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

37.	The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board of Directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

38.	Subject to any limitations in these Articles and the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the Board of Directors may accept such evidence of a transfer of shares as they consider appropriate.

39.	The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the register of members.

40.

Subject to any limitations in these Articles, the Memorandum, the Shareholders Agreement and the Voting and Lock-up Agreement, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the register of members the name of the transferee of the share, save that the registration of transfers may be suspended and the register of members closed at such times and for such periods as the Company may from time to time by resolution of directors determine, provided that such registration shall not be suspended nor the register of members closed for more than 60 days in any period of 12 months.

TRANSMISSION OF SHARES

41.	The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three regulations.

42.	The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member may be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the Board of Directors may obtain appropriate legal advice. The Board of Directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

43.	Any person becoming entitled by operation of Law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the Board of Directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the Board of Directors shall treat it as such.

44.	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

45.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN MAXIMUM AUTHORISED NUMBER OF SHARES

46.

Subject to any limitations in these Articles or the Memorandum, the Company may by a resolution of directors amend the Memorandum to increase or reduce its maximum authorised number of shares, and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

47.	The Company may by resolution of directors amend the Memorandum to:

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value, if any, of the new shares must be equal to the aggregate par value, if any, of the original shares.

MEETINGS AND CONSENTS OF MEMBERS

48.	The Board of Directors may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Board of Directors considers necessary or desirable; provided that at least one meeting of members must be held each year.

49.	Upon the written request of members entitled to exercise 30 percent or more of the voting rights in respect of a matter for which a meeting is requested, the Board of Directors shall convene a meeting of members. Any such request shall state the proposed purpose of the meeting.

50.	The Board of Directors shall give not less than seven days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting.

51.	The Board of Directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

52.	A meeting of members may be called on short notice:

(a)	if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, and for this purpose presence at the meeting shall be deemed to constitute waiver.

53.	The inadvertent failure of the Board of Directors to give notice of a meeting to a member, or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

54.	A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

55.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

56.	An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy:

(Name of Company)

I/We                    being a member of the above Company with                shares HEREBY APPOINT                      of                      or failing him              of                      to be my/our proxy to vote for me/us at the meeting of members to be held on the            day of                    and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of

Member

A proxy need not be a member, and a member may appoint one or more than one person to act as his proxy. On a poll, votes may be given in person or by proxy, and a member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. The appointment of a proxy does not prevent a member from attending and voting in person at the meeting or an adjournment or on a poll. The appointment of a proxy is (unless the contrary is stated in such proxy) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates and is valid for 12 months following the date of execution unless terminated earlier.

57.	The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

58.	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

59.	A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares (assuming in the case of Ordinary Shares, any Ordinary Shares issuable upon conversion of the Preference Shares) entitled to vote on resolutions of members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy form, shall constitute a valid resolution of members.

60.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of members, shall be dissolved; in any other case, it shall be adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Board of Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum, but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken.

61.	At every meeting of members, the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as Chairman, failing which the oldest individual member or representative of a member present shall take the chair.

62.	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

63.	At any meeting of the members, the Chairman shall be responsible for deciding in such manner as he shall consider appropriate, whether any resolution has been carried or not, and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he or she shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

64.	Any person other than an individual shall be regarded as one member and, subject to the specific provisions hereinafter contained for the appointment of representatives of such persons, the right of any individual to speak for or represent such member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Board of Directors may in good faith seek legal advice from any qualified person, and unless and until a court of competent jurisdiction shall otherwise rule, the Board of Directors may rely and act upon such advice without incurring any liability to any member.

65.	Any person other than an individual which is a member of the Company may by resolution of its Board of Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

66.	The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

67.	Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

68.

Except as otherwise provided for or fixed pursuant to the rights of holders of Preference Shares or any New Class of Shares with respect to resolutions of members holding Preference Shares or New Shares, a resolution of members is valid only if approved at a duly convened and constituted meeting of members by the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon, voting together as one class, that were present at the meeting and were voted and not abstained, and no action may be taken by members except at a duly convened and constituted meeting of members, and no action may be taken by members by written consent, unless the action to be effected by written consent of the members and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

69.	Except as otherwise described in the Memorandum, each holder of Preference Shares shall have the right to vote its Preference Shares in the manner described therein (and not as a separate class or series) together with the members at all meetings of members.

70.	(a)	A meeting of members for the election of directors and other business shall be held annually at such date and time as may be designated by the Board of Directors from time to time.

	(b)	At an annual meeting of members, only business (other than business relating to the nomination or election of directors, which is governed by Regulation 71) that has been properly brought before the meeting of members in accordance with the procedures set forth in this Regulation 70 shall be conducted. To be properly brought before a meeting of members, such business must be brought before the meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by a member who (a) was a member of record of the Company when the notice required by this Regulation 70 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Regulation 70. Subject to Regulation 70(i), and except with respect to nominations or elections of directors, which are governed by Regulation 71, Regulation 70(b)(ii) is the exclusive means by which a member may bring business before a meeting of members.

	(c)	Subject to Regulation 70(i), at any annual meeting of members, all proposals of Member Business must be made by timely Notice of Business and must otherwise be a proper matter for member action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the principal executive office of the Company, addressed to the Secretary, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of members; provided, however, that if (i) the annual meeting of members is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the prior year’s annual meeting of members, (ii) no annual meeting was held during the prior year or (iii) in the case of the Company’s first annual meeting of members as a company with a class of equity securities registered under the Exchange Act, the notice by the member to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a meeting of members commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d)	A Notice of Business must set forth:

(i)	the name and record address of the Proponent, as they appear on the Company’s books;

(ii)	the name and address of any Member Associated Person;

(iii)	as to each Proponent and any Member Associated Person, (a) the class or series and number of shares directly or indirectly held of record and beneficially by the Proponent or Member Associated Person, (b) the date such shares were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Member Business between or among the Proponent, any Member Associated Person or any others (including their names) acting in concert with any of the foregoing, (d) a description of any Derivative that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Member Associated Person, (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Member Associated Person has a right to vote any shares of the Company, (f) any rights to dividends on the shares of the Company owned beneficially by the Proponent or Member Associated Person that are separated or separable from the underlying shares of the Company, (g) any proportionate interest in shares of the Company or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (h) any performance-related fees (other than an asset-based fee) to which the Proponent or Member Associated Person is entitled based on any increase or decrease in the value of shares of the Company or Derivatives thereof, if any, as of the date of such notice;

(iv)	a representation that each Proponent is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Member Business;

(v)	a brief description of the Member Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Memorandum or these Articles, the language of the proposed amendment) and the reasons for conducting such Member Business at the meeting;

(vi)	any material interest of each Proponent and any Member Associated Person in such Member Business;

(vii)	a representation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve or adopt such Member Business or (b) otherwise to solicit proxies from members in support of such Member Business;

(viii)	all other information that would be required to be filed with the Securities and Exchange Commission if the Proponent or Member Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(ix)	a representation that the Proponent shall provide any other information reasonably requested by the Company.

(e)	The Proponent shall also provide any other information reasonably requested by the Company within ten Business Days after such request.

(f)	In addition, the Proponent shall further update and supplement the information provided to the Company in the Notice of Business or upon the Company’s request pursuant to Regulation 70(e), as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten Business Days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the principal executive office of the Company, addressed to the Secretary, by no later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven Business Days before the date for the meeting (in the case of the update and supplement required to be made as of ten Business Days before the meeting or any adjournment or postponement thereof).

(g)

The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Regulation 70, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h)	If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of members to present the Member Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Regulation 70, to be considered a qualified representative of the Proponent, a person must be a duly authorised officer, manager or partner of such Proponent or must be authorised by a writing executed by such Proponent or an electronic transmission delivered by such Proponent to act for such Proponent as proxy at the meeting of members, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of members.

(i)	The notice requirements of this Regulation 70 shall be deemed satisfied with respect to member proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. Further, nothing in this Regulation 70 shall be deemed to affect any rights of the holders of the Preference Shares or any New Class of Shares pursuant to any applicable provision of the Memorandum or these Articles.

71.	(a)	Subject to Regulation 71(k), only persons who are nominated in accordance with the procedures set forth in this Regulation 71 are eligible for election as Directors.

	(b)	Nominations of persons for election to the Board of Directors may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by a member who (a) was a member of record of the Company when the notice required by this Regulation 71 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote for the election of directors at the meeting and (c) complies with the notice and other provisions of this Regulation 71. Subject to Regulation 71(k), Regulation 71(b)(ii) is the exclusive means by which a member may nominate a person for election to the Board of Directors.

	(c)	Subject to Regulation 71(k), all nominations of Member Nominees must be made by timely Notice of Nomination. To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the principal executive office of the Company, addressed to the attention of the Secretary, by the following dates:

(i)	in the case of the nomination of a Member Nominee for election as a director at an annual meeting of members, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of members; provided, however, that if (a) the annual meeting of members is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the prior year’s annual meeting of members, (b) no annual meeting was held during the prior year or (c) in the case of the Company’s first annual meeting of members as a company with a class of equity securities registered under the Exchange Act, the notice by the member to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; and

(ii)	in the case of the nomination of a Member Nominee for election as a director at a special meeting of members, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(d)	Notwithstanding anything herein to the contrary, if the number of directors to be elected to the Board of Directors at a meeting of members is increased and there is no Public Disclosure by the Company naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the principal executive office of the Company, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Company.

(e)	In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(f)	The Notice of Nomination shall set forth:

(i)	the Member Information with respect to each Nominating Member and Member Associated Person;

(ii)	a representation that each member nominating a Member Nominee is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)	all information regarding each Member Nominee and Member Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Member Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Regulation 72;

(iv)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Member, Member Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Member, Member Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Member Nominee were a director or executive of such registrant;

(v)	a representation as to whether the Nominating Member intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the nomination or (b) otherwise to solicit proxies from members in support of such nomination;

(vi)	all other information that would be required to be filed with the Securities and Exchange Commission if the Nominating Member and Member Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vii)	a representation that the Nominating Member shall provide any other information reasonably requested by the Company.

(g)	The Nominating Member shall also provide any other information reasonably requested by the Company within ten Business Days after such request.

(h)

In addition, the Nominating Member shall further update and supplement the information provided to the Company in the Notice of Nomination or upon the Company’s request pursuant to Regulation 71(g), as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the principal executive office of the Company, addressed to the Secretary, by no later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven Business Days before the date for the meeting (in the case of the update and supplement required to be made as of ten Business Days before the meeting or any adjournment or postponement thereof).

(i)	The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Regulation 71, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(j)	If the Nominating Member (or a qualified representative of the Nominating Member) does not appear at the applicable meeting of members to nominate the Member Nominee, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Regulation 71, to be considered a qualified representative of the Nominating Member, a person must be a duly authorised officer, manager or partner of such Nominating Member or must be authorised by a writing executed by such Nominating Member or an electronic transmission delivered by such Nominating Member to act for such Nominating Member as proxy at the meeting of members, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of members.

(k)	Nothing in this Regulation 71 shall be deemed to affect any rights of the holders of the Preference Shares or any New Class of Shares pursuant to any applicable provision of the Memorandum or these Articles.

72.

Unless the Board of Directors determines otherwise, to be eligible to be a nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Regulation 71) to the Secretary at the principal executive office of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any Voting Commitment with any person or entity that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable Law and (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

73.	The order of business at all meetings of members shall be as determined by the person presiding over the meeting.

DIRECTORS

74.	The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors (other than the Springing Board Seat and New Share Directors) shall be elected by resolution of members at the annual meeting of members.

75.	(a)

Except as otherwise provided for or fixed pursuant to the rights of the holders of the Preference Shares or any New Class of Shares to elect additional directors, the total number of directors constituting the entire Board of Directors shall be not less than one nor more than 12, with the then-authorised number of directors being fixed from time to time by the Board of Directors in accordance with these Articles.

(b)	During any period when the holders of Preference Shares or any New Class of Shares have the right to elect additional directors, upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorised number of directors of the Company shall automatically be increased by such specified number of additional directors, and the holders of such Preference Shares or New Shares shall be entitled to elect the additional directors pursuant to the designation of the Preference Shares or New Class of Shares, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors, whenever the holders of Preference Shares or any New Class of Shares having such right to elect additional directors are divested of such right pursuant to the provisions of the Preference Shares or such New Class of Shares, the terms of office of all such additional directors elected by the holders of Preference Shares or such New Class of Shares, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, and the total and authorised number of directors of the Company shall be reduced accordingly.

76.	The Board of Directors (other than the Springing Board Seat and New Share Directors) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2012 annual meeting of members; Class II directors shall initially serve until the 2013 annual meeting of members; and Class III directors shall initially serve until the 2014 annual meeting of members. Commencing with the 2012 annual meeting of members, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than the Springing Board Seat and New Share Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

77.	Except for the Springing Board Seat and New Share Directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by a resolution of members.

78.	A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

79.	Notwithstanding Regulation 71 above and subject to the rights of the holders of Preference Shares or any New Class of Shares then outstanding, newly created directorships resulting from any increase in the authorised number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. The holders of Preference Shares, as a class, by approval of holders of a majority of the outstanding Ordinary Shares held by such holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares) shall have the right to designate the replacement for the Springing Board Seat to fill any such vacancy. The director in respect of the Springing Board Seat shall resign immediately prior to, and conditioned upon, the consummation of a Qualified IPO; provided that in the event such director does not so resign, such director may be immediately removed by a resolution of directors or a resolution of members.

80.	The Company may determine by resolution of directors to keep a register of the Board of Directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company; and

(c)	the date on which each person named as a director ceased to be a director of the Company.

81.	If the Board of Directors determines to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company, and the Company may determine by resolution of directors to register a copy of the register with the Registrar.

82.	With prior or subsequent approval by a resolution of members, the Board of Directors may, by a resolution of directors, fix the emoluments of the Board of Directors with respect to services to be rendered in any capacity to the Company.

83.	A director shall not require a share qualification and may be an individual or a company.

POWERS OF DIRECTORS

84.	The business and affairs of the Company shall be managed by the directors, who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles, nor shall such requirement invalidate any prior act of the Board of Directors which would have been valid if such requirement had not been made.

85.	The Board of Directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

86.	Every officer or agent of the Company has such powers and authority of the Board of Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

87.	Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to written consents.

88.

The continuing directors may act notwithstanding any vacancy in the Board of Directors, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of the Board of Directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

89.	The Board of Directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or pledged as security for any debt, liability or obligation of the Company or of any third party.

90.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

91.	The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

(a)	the sum secured;

(b)	the assets secured;

(c)	the name and address of the mortgagee, chargee or other encumbrancer;

(d)	the date of creation of the mortgage, charge or other encumbrance; and

(e)	the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

92.	The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar.

93.	Consent Rights Matters

The Company shall not, and shall cause each of its subsidiaries and each of its and its subsidiaries’ respective directors, officers, committee members, committees, employees, agents or delegates not to, without the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class:

(a)

enter into any material transaction involving the Company or any subsidiary of the Company, on the one hand, and any Affiliate of the Company, on the other hand, or make or enter into any agreement, arrangement, commitment or understanding to do or cause to be done any of the foregoing, unless such transaction is to be consummated on terms and conditions no less favorable to the Company or its subsidiary (as applicable) than could be obtained in a transaction effected with an unaffiliated third party on an arm’s-length basis by the Company or its subsidiary (as applicable) as determined by a majority of the non-interested members of the Board of Directors in their reasonable discretion; provided, however, that this Regulation 93(a) shall not apply to any:

(i)	transactions between or among the Company and any of its wholly-owned subsidiaries (or among its wholly-owned subsidiaries);

(ii)	payment of reasonable and customary compensation (including the issuance of Equity Securities) to, provisions of awards and benefits under employee benefit plans, stock option plans and other similar arrangements to, and indemnities provided for the benefit of, current, former and future officers, directors, employees or consultants of the Company or any of its wholly-owned subsidiaries and the entry into any agreement or arrangement relating to the foregoing;

(iii)	agreement, instrument or arrangement as in effect as of the Closing (which shall be deemed to include any license agreement to be entered into by the Company and Michael Kors Far East Holdings Limited (or any Affiliate thereof) provided that such license agreement is entered into substantially upon the terms set forth in the Subscription Agreement), or any transaction contemplated thereby, or any amendment, modification or replacement thereof specifically provided for therein (so long as any such amendment, modification or replacement is not materially more adverse to the Company when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Closing); and

(iv)	restructuring or reorganization of the Company, its Affiliates (including any of its direct or indirect parent companies) or any of its subsidiaries in connection with an IPO so long as any such restructuring or reorganization of the Company is not adverse to the Preference Shares in any way and does not cause adverse tax or other structuring consequences to the holders of Preference Shares;

The Company shall provide each holder of Preference Shares with written notice (which notice will include a summary of terms) ten days prior to it or its subsidiary taking any action that requires the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class, under clause (a) of this Regulation 93; or

(b)	amend, supplement or restate, by any means, including amendment, reclassification, merger, consolidation, reorganization or otherwise (other than in connection with a Drag-Along Sale), (i) any provision of the Memorandum or the Articles in a manner that (x) alters or changes the rights, preferences or privileges of the Preference Shares, or (y) otherwise materially and disproportionately adversely affects the holders of Preference Shares or (ii) any other organizational documents of the Company and its subsidiaries, or any Transaction Document in a manner that is materially adverse to any rights, preferences, privileges or obligations of the holders of Preference Shares (and notwithstanding that such impact may be the same to all other members and/or their shares in the Company), except, in each case, for any such amendment, supplement or restatement (A) to correct any typographical or similar ministerial errors, (B) necessary or appropriate to effect a restructuring or reorganization of, or take other necessary and appropriate actions with respect to, the Company, its Affiliates (including any of its direct or indirect parent companies) or any of its subsidiaries in connection with an IPO, (C) to provide for anti-“controlled foreign corporation” restrictions or similar language in such organizational documents of the Company or its subsidiaries, (D) to create, authorise and/or issue Junior Securities or (E) to comply with any applicable Law or to protect the limited liability of the Company and its members.

94.	The consent of the members shall not be required under Section 175 of the Act for any sale, transfer, lease, exchange or other disposition of more than fifty percent in value of the assets of the Company if such disposition is made by the Company to one or more subsidiaries of the Company.

PROCEEDINGS OF DIRECTORS

95.	The Board of Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Board of Directors may determine to be necessary or desirable.

96.	A director shall be deemed to be present at a meeting of the Board of Directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

97.	A director shall be given not less than three days notice of meetings of the Board of Directors, but a meeting of the Board of Directors held without three days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver on his part.

98.	A director may by a written instrument appoint an alternate who need not be a director, and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

99.	A meeting of the Board of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless the total number of directors is two, in which case a quorum shall be two directors.

100.	If the Company shall have only one director, the provisions herein contained for meetings of the Board of Directors shall not apply, but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

101.	At every meeting of the Board of Directors, the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting, the directors present shall choose someone of their number to be Chairman of the meeting.

102.	An action that may be taken by the Board of Directors or a committee of the Board of Directors at a meeting may also be taken by a resolution of directors or a committee of the Board of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by a simple majority of the directors or members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

103.	The Board of Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of the Board of Directors, members, committees of the Board of Directors, committees of officers and committees of members;

(b)	copies of all resolutions consented to by the Board of Directors, members, committees of the Board of Directors, committees of officers and committees of members; and

(c)	such other accounts and records as the Board of Directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

104.	The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the Board of Directors determines.

105.	The Board of Directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

106.	Each committee of the Board of Directors has such powers and authorities of the Board of Directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint the Board of Directors or fix their emoluments, or to appoint officers or agents of the Company.

107.	The meetings and proceedings of each committee of the Board of Directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of the Board of Directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

108.	The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

109.	The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of the Board of Directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable Law, and the Treasurer to be responsible for the financial affairs of the Company.

110.	The emoluments of all officers shall be fixed by resolution of directors.

111.	The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

112.	No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of the Board of Directors or at the meeting of the committee of the Board of Directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

113.	A director who has an interest in any particular business to be considered at a meeting of the Board of Directors or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

114.	(a)	To the fullest extent permitted by applicable Law, directors shall not be personally liable to the Company or any member for any acts or omissions in the performance of their duties as directors.

(b)	The rights conferred on any person to be indemnified hereunder shall not be exclusive of any other rights that such person may have or hereafter acquire under any Law, provision of the Memorandum or these Articles, agreement, resolution of directors, resolution of members or otherwise.

(c)	Subject to the limitations hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(i)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(ii)	is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

(d)

If a person to be indemnified provides an undertaking to repay expense advances if it should be ultimately determined that the person is not entitled to be indemnified pursuant to these Articles, the Company shall pay any expenses, including legal fees, reasonably incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of such proceedings.

115.	Notwithstanding the foregoing, the Company shall indemnify a person only if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

116.	The decision of the Board of Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of Law is involved.

117.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

118.	If a person to be indemnified has been successful in defence of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by the person in connection with the proceedings.

119.	The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

SEAL

120.

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The Board of Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office of the Company. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the seal is affixed, may be general or specific and may refer to any number of sealings. The Board of Directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument, and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS BY WAY OF DIVIDENDS

121.	The Board of Directors may, by resolution of directors, authorise a Distribution by way of dividend at a time and in an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

122.	Dividends may be paid in money, shares or other property.

123.	Notice of any dividend that may have been declared shall be given to each member as specified in Regulation 134, and all dividends unclaimed for three years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

124.	No dividend shall bear interest as against the Company, and no dividend shall be paid on treasury shares.

ACCOUNTS AND AUDIT

125.	The Company may by resolution of members call for the Board of Directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

126.	The Company may by resolution of members call for the accounts to be examined by auditors.

127.	The first auditors shall be appointed by resolution of directors, subsequent auditors shall be appointed by a resolution of members.

128.	The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

129.	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the Board of Directors, may be fixed by resolution of directors; and

(b)	subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

130.	The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit or loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period, and

(b)	all the information and explanations required by the auditors have been obtained.

131.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

132.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

133.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company as which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

134.	Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the register of members.

135.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

136.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

137.	The Board of Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

ARBITRATION

138.	Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of the Memorandum, these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, the Memorandum, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

139.	If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

140.	The Company may voluntarily commence to wind up and dissolve by a resolution of members, but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

CONTINUATION

141.	The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the Laws of a jurisdiction outside the British Virgin Islands in the manner provided under those Laws.

[remainder of page left intentionally blank]

We, Offshore Incorporations Limited, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the Laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 1st day of July, 2002.

SUBSCRIBER	Offshore Incorporations Limited E. T. POWELL (Sd.) E.T. POWELL Authorised Signatory

in the presence of: WITNESS	FANDY TSOI (Sd.) Fandy Tsoi /F Ruttonjee House Duddell Street, Central Hong Kong Production Supervisor

47